EXHIBIT 5.1


                                CREDIT AGREEMENT

                                      among

                               MLC HOLDINGS, INC.
                                 MLC GROUP, INC.
                                MLC FEDERAL, INC.


                                       and



                    Certain Banking Institutions Named Herein


                                      with

                            FIRST UNION NATIONAL BANK

                                    As Agent

                                      dated

                                December 18, 1998







                                Table of Contents

1.       Certain Definitions.............................................................................1
         1.1.     Definitions............................................................................1
         1.2.     Accounting Terms......................................................................14
2.       The Credit.....................................................................................14
         2.1.     The Loans.............................................................................14
         2.2.     The Notes.............................................................................15
         2.3.     Funding Procedures....................................................................16
              (a) Requests for Advance..................................................................16
              (b) Irrevocability........................................................................16
              (c) Availability of Funds.................................................................16
              (d) Funding Assumptions...................................................................16
              (e) Funding of Net Amount.................................................................17
         2.4.     Interest..............................................................................17
              (a) Base Rate.............................................................................17
              (b) LIBO Rate.............................................................................17
              (c) Renewals and Conversions of Loans.....................................................17
              (d) Automatic Reinstatement...............................................................18
         2.5.     Fees..................................................................................18
              (a) Facility Fee..........................................................................18
              (b) Commitment Fee........................................................................18
         2.6.     Reduction or Termination of Commitment................................................18
              (a) Voluntary Reduction or Termination....................................................18
              (b) Credit Termination Date Acceleration..................................................18
         2.7.     Prepayments...........................................................................18
              (a) Base Rate Loans.......................................................................18
              (b) LIBO Rate Loans.......................................................................19
         2.8.     Payments..............................................................................19
              (a) Base Rate Loans.......................................................................19
              (b) LIBO Rate Loans.......................................................................19
              (c) Form of Payments, Application of Payments, Payment Administration, Etc................19
              (d) Net Payments..........................................................................19
              (e) Prepayment of LIBO Rate Loans.........................................................20
              (f) Demand Deposit Account................................................................20
         2.9.     Changes in Circumstances; Yield Protection............................................20
         2.10.    Illegality............................................................................22
3.       Representations and Warranties.................................................................22
         3.1.     Organization, Standing................................................................22
         3.2.     Corporate Authority, Validity, Etc....................................................22
         3.3.     Litigation............................................................................23
         3.4.     ERISA.................................................................................23
         3.5.     Financial Statements..................................................................23
         3.6.     Not in Default, Judgments, Etc........................................................23
         3.7.     Taxes.................................................................................24
         3.8.     Permits, Licenses, Etc................................................................24



                                        i

         3.9.     No Materially Adverse Contracts, Etc..................................................24
         3.10.    Compliance with Laws, Etc.............................................................24
              (a) Compliance Generally..................................................................24
              (b) Hazardous Wastes, Substances and Petroleum Products...................................24
         3.11.    Solvency..............................................................................25
         3.12.    Subsidiaries, Etc.....................................................................25
         3.13.    Title to Properties, Leases.....4.....................................................25
         3.14.    Public Utility Holding Company; Investment Company....................................25
         3.15.    Margin Stock..........................................................................25
         3.16.    Use of Proceeds.......................................................................25
         3.17.    Year 2000 Problem.....................................................................25
         3.18.    Disclosure Generally..................................................................25
4.       Conditions Precedent...........................................................................26
         4.1.     All Loans.............................................................................26
              (a) Documents.............................................................................26
              (b) Compliance Certificate................................................................26
              (c) Borrowing Base Certificate............................................................26
              (d) Covenants; Representations............................................................26
              (e) Defaults..............................................................................26
              (f) Material Adverse Change...............................................................26
         4.2.     Conditions to First Loan..............................................................26
              (a) Articles, Bylaws......................................................................26
              (b) Evidence of Authorization.............................................................26
              (c) Legal Opinions........................................................................27
              (d) Incumbency............................................................................27
              (e) Note..................................................................................27
              (f) Documents.............................................................................27
              (g) Consents..............................................................................27
              (h) Other Agreements......................................................................27
              (i) Fees, Expenses........................................................................27
         4.3      Post-Closing Obligations..............................................................27
              (a) Lien Searches.........................................................................27
              (b) Landlord's Waivers....................................................................27
              (c) Pledge Agreement from MLC.............................................................27
5.       Affirmative Covenants..........................................................................28
         5.1.     Financial Statements and Reports......................................................28
              (a) Annual Statements.....................................................................28
              (b) Quarterly Statements..................................................................28
              (c) Compliance Certificate................................................................29
              (d) ERISA.................................................................................29
              (e) Material Changes......................................................................29
              (f) Other Information.....................................................................29
              (g) Monthly Borrowing Base Certificate....................................................29
              (h) Monthly Accounts Receivable Aging Report..............................................29
              (i) Quarterly Residuals Report............................................................29



                                       ii

              (j) Quarterly Inventory Report............................................................29
         5.2.     Corporate Existence...................................................................29
         5.3.     ERISA.................................................................................30
         5.4.     Compliance with Regulations...........................................................30
         5.5.     Conduct of Business; Permits and Approvals, Compliance with Laws......................30
         5.6.     Maintenance of Insurance..............................................................30
         5.7.     Payment of Debt; Payment of Taxes, Etc................................................30
         5.8.     Notice of Events......................................................................30
         5.9.     Inspection Rights.....................................................................31
         5.10.    Generally Accepted Accounting Principles..............................................32
         5.11.    Compliance with Material Contracts....................................................32
         5.12.    Use of Proceeds.......................................................................32
         5.13.    Year 2000 Program.....................................................................32
         5.14.    Further Assurances....................................................................32
         5.15.    Restrictive Covenants in Other Agreements.............................................32
6.                Negative Covenants....................................................................32
         6.1.     Consolidation and Merger..............................................................32
         6.2.     Liens.................................................................................33
         6.3.     Guarantees............................................................................33
         6.4.     Margin Stock..........................................................................33
         6.5.     Acquisitions and Investments..........................................................33
         6.6.     Transfer of Assets; Nature of Business................................................33
         6.7.     Restricted Payments...................................................................34
         6.8.     Accounting Change.....................................................................34
         6.9.     Transactions with Affiliates..........................................................34
         6.10.    Restriction on Amendment of This Agreement............................................34
7.       Financial Covenants............................................................................34
         7.1.     Minimum Tangible Net Worth............................................................34
         7.2.     Debt to Tangible Net Worth............................................................34
         7.3.     Fixed Charge Ratio....................................................................34
         7.4.     Borrowing Base........................................................................35
         7.5.     Delinquency of Portfolio..............................................................35
8.       Default........................................................................................36
         8.1.     Events of Default.....................................................................36
              (a) Payments..............................................................................36
              (b) Covenants.............................................................................36
              (c) Representations, Warranties...........................................................36
              (d) Bankruptcy............................................................................36
              (e) Certain Other Defaults................................................................36
              (f) Judgments.............................................................................37
              (g) Attachments...........................................................................37
              (h) Change of Control, Sale of Holdings, Etc..............................................37
              (i) Security Interests....................................................................37
              (j) Material Adverse Change...............................................................37



                                      iii

9.       Collateral.....................................................................................38
         9.1.     Collateral............................................................................38
10.      Agent..........................................................................................38
         10.1. Appointment and Authorization............................................................38
         10.2. Duties and Obligations...................................................................38
         10.3. First Union as a Bank....................................................................39
         10.4. Independent Credit Decisions.............................................................39
         10.5. Indemnification..........................................................................39
         10.6. Successor Agent..........................................................................40
         10.7. Allocations Made By First Union..........................................................40
11.      Miscellaneous..................................................................................40
         11.1.    Waiver................................................................................40
         11.2.    Amendments............................................................................41
         11.3.    Governing Law.........................................................................41
         11.4.    Participations and Assignments........................................................41
         11.5.    Captions..............................................................................41
         11.6.    Notices...............................................................................41
         11.7.    Sharing of Collections, Proceeds and Set-Offs; Application of Payments................42
         11.8.    Expenses; Indemnification.............................................................43
         11.9.    Survival of Warranties and Certain Agreements.........................................43
         11.10.   Severability..........................................................................43
         11.11.   Banks' Obligations Several; Independent Nature of Banks' Rights.......................43
         11.12.   No Fiduciary Relationship.............................................................44
         11.13.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS........................................44
         11.14.   WAIVER OF JURY TRIAL..................................................................44
         11.15.   Counterparts; Effectiveness...........................................................45
         11.16.   Use of Defined Terms..................................................................45
         11.17.   Offsets...............................................................................45
         11.18.   1997 Credit Agreement.................................................................45
         11.19.   Entire Agreement......................................................................45
         11.20.   Rights of Banks.......................................................................45

- ------------------------------------------------------------ ------------------------------------------------------------------

EXHIBIT A        BANKS' LOAN COMMITMENTS AND              EXHIBIT F          ACCOUNTS RECEIVABLE AGING REPORT
                 PERCENTAGES                              EXHIBIT G          QUARTERLY INVENTORY REPORT
EXHIBIT B        NOTE                                     EXHIBIT H          RESIDUALS REPORT
EXHIBIT C        BORROWING BASE CERTIFICATE               SCHEDULE 1         MISCELLANEOUS INFORMATION
EXHIBIT D        SECURITY AGREEMENT                       SCHEDULE 2         APPLICABLE MARGINS, COMMITMENT FEE
EXHIBIT E        COMPLIANCE CERTIFICATE
- ------------------------------------------------------------ ------------------------------------------------------------------



                                       iv

                                Credit Agreement

         This  Credit   Agreement,   dated  as  of   December   18,  1998  (this
"Agreement"), is entered into by and among MLC HOLDINGS, INC., a Delaware corporation ("Holdings"), MLC GROUP, INC., a Virginia corporation ("MLC"), and MLC FEDERAL, INC., a Virginia corporation ("Federal") as borrowers (collectively, the "Borrowers" and individually, a "Borrower"), the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to ss. 11.4 hereof (collectively, the "Banks" and individually, a "Bank") and First Union National Bank, a national banking association, as agent for the Banks under this Agreement ("First Union," which shall mean its capacity as agent unless specifically stated otherwise).

                              Preliminary Statement

         WHEREAS, the Borrowers desire to have available to them a credit facility the proceeds of which may be used for general corporate purposes.

         WHEREAS, the Borrowers have requested that the Banks establish such credit facility and make loans to the Borrowers under the terms and conditions hereinafter set forth.

         WHEREAS, the Banks are willing to establish such credit facility and to make loans to the Borrowers under the terms and conditions hereinafter set forth.

         NOW,   THEREFORE,   in  consideration  of  the  premises  and  promises
hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                             1. Certain Definitions

         1.1.     Definitions.
         ---------------------

         "1997 Credit Agreement" shall mean that certain Credit Agreement, dated June 5, 1997 (as amended through the date hereof), between MLC and First Union National Bank, successor by merger to CoreStates Bank, N.A.

          "Accounts Receivable Aging Report" shall mean a report substantially in the form of Exhibit F hereto.

         "Additional Amount" shall have the meaning set forth in ss. 2.8.(e).

         "Affiliate" shall mean (i) MLC/CLC LLC, a Virginia limited liability company and (ii) any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with any Borrower; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of any Borrower; or (c) five percent (5%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by any Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

         "AMC Inventory and Equipment" shall mean new or used items of Inventory or Equipment purchased by a Borrower for sale or lease to any AMC Party under an Asset Management Contract. Once an item of AMC Inventory and Equipment has been sold or leased by such Borrower to an AMC Party, such item shall no longer be an item of AMC Inventory and Equipment but, instead, shall result in the creation of either a Receivable or a Lease.

         "AMC Parties" shall mean those entities which become parties to Asset Management Contracts, unless and until disqualified by First Union in its sole discretion.

         "Asset  Management  Contracts"  shall mean those  leases and  contracts which are entered  into in the  ordinary  course of business  between a
         Borrower and the AMC Parties pursuant to which such Borrower is obligated to supply an AMC Party with certain computer and other technology equipment. In order to qualify as an Asset Management
         Contract, the lease or contract must specifically identify the equipment supplied to the AMC Party and must absolutely obligate the AMC Party to purchase or lease the identified equipment from such Borrower by a date certain.

         "Base Rate" shall mean, for any day, the prime commercial lending rate of First Union National Bank, in its individual capacity as a bank, as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable, minus 1/2% (one-half of one percent).

         "Borrowing Base" shall mean: (i) with respect to Leases, in each case, the lesser of 95% of the cost of the Equipment subject to the Eligible Lease or 100% of the Net Present Value of Lease Payments applicable to the Lease; (ii) with respect to Receivables, 100% of Eligible Receivables up to $6,000,000, but in no event shall Receivables exceed 50% of the aggregate Borrowing Base; (iii) with respect to AMC Inventory and Equipment, 95% of the cost to the applicable Borrower of the Eligible AMC Inventory and Equipment, net of all rebates, allowances and credits; and (iv) with respect to Non-AMC Inventory and Equipment, 90% of the cost to the applicable Borrower of the Eligible Non-AMC Inventory and Equipment up to $5,000,000, net of all rebates, allowances and credits, but in no event shall Non-AMC Inventory and Equipment exceed 50% of the aggregate Borrowing Base. No item shall be included in the Borrowing Base unless and until the vendor/manufacturer of the Equipment or underlying Equipment, as applicable, has been paid in full.

         "Borrowing Base Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit C which shall be signed by the chief financial officer, treasurer or controller of MLC.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

         "Buy-Sell Contract" shall mean those agreements which are entered into in the ordinary course of business between a Borrower and a purchaser with respect to specified equipment owned by that Borrower.

         "Capital Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with General Accepted Accounting Principles.

         "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

         "Collateral" shall have the meaning set forth in ss. 9.1.

          "Compliance  Certificate"  shall  have the  meaning  set  forth in ss.
          4.1(b).

         "Credit Termination Date" shall have the meaning set forth in ss. 2.2.

         "Debt" shall mean, as of any date of determination with respect to the Borrowers, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of the Borrowers as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which any Borrower has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business),
         (iii) all contingent liabilities of the Borrowers, and (iv) lease obligations that, in conformity with GAAP, have been capitalized on the Borrowers' balance sheet.

         "Debt Service" shall mean actual payments of principal on Debt and Capitalized Lease Obligations (including any Debt or Capital Lease Obligations paid from the sale of equipment during the period), plus Operating Lease expenses during the period, plus interest expense incurred during the period, plus 25% of the outstanding balance under the Notes.

          "Default Rate" on any Loan shall mean the higher of 3% per annum above the Base Rate or 3% per annum above the rate of interest otherwise in effect for such Loan.

          "Dollars" shall mean the lawful currency of the United States of America.

          "EBITDA" shall mean the sum of (i) net income, plus (ii) amounts deducted for interest, taxes, depreciation and amortization, minus
         (iii) income from extraordinary items.

         "Eligible AMC Inventory and Equipment" shall mean all AMC Inventory and Equipment so long as: (i) the relevant Asset Management Contract has not been terminated; (ii) the relevant AMC Party is in compliance with its obligations under its Asset Management Contract; (iii) the relevant AMC Party has not notified any Borrower that such Borrower or any other Borrower is in default of any of its obligations under the Asset Management Contract; (iv) the AMC Inventory and Equipment is not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of the applicable Borrower thereto; (v) the item of AMC Inventory and Equipment constitutes Collateral as defined in the Security Agreement; (vi) the item of AMC Inventory or Equipment has not been part of the Borrowing Base for more than 90 days; (vii) the item of AMC Inventory or Equipment is specifically confirmed to be the subject of a Lease which is to be executed and delivered in connection therewith; and (viii) no invoice has been rendered in connection with said Inventory or Equipment for reimbursement of monies disbursed by any Borrower with respect to a purchase order on the basis that Lease Documents have not been or are not expected to be entered into with respect to the assets relating to that purchase order. In addition, the aggregate of all Eligible AMC Inventory and Equipment for any one account debtor/lessee or group of affiliated account debtors/lessees which is included in the Collateral shall not at any time exceed: (i) $15,000,000 for Investment Grade Credits; and (ii) $2,500,000 for Non-Investment Grade Credits.

         "Eligible Lease" shall mean a Lease in which: (i) a Borrower is the sole lessor; (ii) the Lease arose in the ordinary course of business of such Borrower; (iii) the lessee is not an Affiliate of any Borrower;
         (iv) the Equipment has been delivered to and accepted by the lessee and is currently subject to the Lease; (v) neither the Lease nor the related Equipment is subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of the applicable Borrower thereto; (vi) the Lease payments are not more than 60 days past due with respect to any payment required thereby (Lease payments in respect of a newly effective Lease shall not be deemed 60 days past due until 60 days have elapsed since the effective date of the Lease); (vii) the Lease provides that the obligations of the lessee to make payments thereunder are absolute; (viii) the Lease is freely assignable; (ix) the Lease is not subject to any defense of the lessee;
         (x) the lessee is not the subject of an bankruptcy, reorganization or similar proceedings and is not insolvent; (xi) the Lease is with a lessee/account debtor which is not located outside of the United States of America; (xii) the Lease has not been part of the Borrowing Base for more than 12 months; (xiii) the initial term of the Lease does not exceed 72 months, provided, however, that a Lease with an initial term exceeding 72 months shall be eligible for inclusion in the Borrowing Base upon the prior written consent of First Union, which consent will be granted in First Union's sole discretion; and (xiv) the Lease and the Equipment being leased constitute Collateral as defined in the Security Agreement. In addition, the aggregate of all Eligible Receivables and Eligible Leases for any one account debtor/lessee or group of affiliated account debtors/lessees which is included in the Collateral shall not at any time exceed: (i) $15,000,000 for Investment Grade Credits; and (ii) $2,500,000 for Non-Investment Grade Credits.

          "Eligible Non-AMC Inventory and Equipment" shall mean all Non-AMC Inventory and Equipment so long as: (i) such Non-AMC Inventory and Equipment has a wholesale value equal to or greater than the cost of same to the applicable Borrower; (ii) such Non-AMC Inventory and Equipment is not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of the applicable Borrower thereto; (iii) the item of Non-AMC Inventory or Equipment has not been part of the Borrowing Base for more than 90 days; (iv) the item of Non-AMC Inventory or Equipment is specifically confirmed to be the subject of a Lease which is to be executed and delivered in connection therewith; and (v) such Non-AMC Inventory and Equipment constitutes Collateral as defined in the Security Agreement. In addition, the aggregate of all Non-AMC Inventory and Equipment intended for use by any one account debtor/lessee or group of affiliated account debtors/lessees which is included in the Collateral shall not at any time exceed shall not at any time exceed $1,000,000.

          "Eligible Receivable" shall mean any Receivables with respect to which: (i) a Borrower is the sole account creditor; (ii) the Receivable arose in the ordinary course of business of the applicable Borrower; (iii) the account debtor is not an Affiliate of any Borrower; (iv) the goods giving rise to the Receivable have been delivered to and accepted by the account debtor; (v) the Receivable is not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of the applicable Borrower thereto; (vi) in the case of Receivables not involving AMC Inventory and Equipment or Non-AMC Inventory and Equipment, the Receivable is not more than 30 days past due pursuant to the contractual agreement of the parties, excluding any amendments thereto for the purpose of extending the due date; (vii) not more than 120 days have elapsed since the date the vendor/manufacturer was paid, in the case of AMC Inventory and Equipment or Non-AMC Inventory and Equipment and not more than 30 days have elapsed since the date of the invoice to the obligor in respect of said Receivable which is no longer included in the Borrowing Base as Eligible AMC Inventory and Equipment or as

         "Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

          "Equipment" shall mean new and used equipment purchased by a Borrower from unaffiliated Persons for lease to unaffiliated Persons. The term "equipment" also shall include all items shown on the original purchase invoice pertaining to said equipment including computer software, installation charges and training.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as any Borrower within the meaning of ss. 414(b) of the Code, or any trade or business which is under common control with any Borrower within the meaning of ss. 414(c) of the Code.

          "Event of Default" shall have the meaning set forth in ss. 8.1.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

          "Fiscal Quarter" shall mean a fiscal quarter of the Borrowers, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

          "Fiscal Year" shall mean a fiscal year of the Borrowers, which shall end on the last day of March.

          "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

          "Hazardous Substances" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., ss. 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. ss. 1251 et seq.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. ss. 6901 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

          "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which any Borrower has become liable by way of a guarantee or indemnity.

          "Intangible Assets" shall mean all assets which would be classed as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

          "Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first calendar month thereafter, if the Banks are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

          "Inventory" shall mean new and used goods purchased by a Borrower from unaffiliated Persons for sale to unaffiliated Persons. The term "inventory" also shall include all items shown on the original purchase invoice pertaining to said inventory including computer software, installation charges and training.

          "Investment" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and
          (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

          "Investment Grade Credit" shall mean any account debtor/lessee of any Borrower which is rated BBB- or higher by Standard & Poor's or Baa3 or higher by Moody's.

          "Lease" shall mean any lease of Equipment (or conditional sales agreement or similar financing arrangement) made by a Borrower, as lessor.

          "Lease Documents" shall mean a schedule referencing assets described in a purchase order and the master lease agreement incorporated therein by reference.

          "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by First Union three London Business Days prior to the date of the corresponding LIBO Rate Loan, at which First Union National Bank, in its individual capacity, is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank Eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

          "LIBO Rate Loans" shall mean Loans accruing interest based on the LIBO Rate.

          "LIBO Rate Margin" shall have the meaning set forth in Schedule 2 to this Agreement.

          "LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by First Union National Bank, in its individual capacity, against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to First Union National Bank, in its individual capacity, from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by First Union National Bank, in its individual capacity, against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

          "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an Obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

          "Loan" or "Loans" shall have the meanings set forth in ss. 2.1(a).

          "Loan Commitment" shall have the meaning set forth in ss. 2.1(a).

          "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, the Guaranty Agreement and all other documents directly related or incidental to said documents, the Loans or the Collateral.

          "Material Adverse Change" shall mean any event or condition which, in the reasonable determination of First Union or the Required Banks, could result in a material adverse change in the financial condition, business, properties or profits of the Borrowers taken as a group, or which gives reasonable grounds to conclude that the Borrowers, taken as a group, may not or will not be able to perform or observe (in the normal course) their obligations under the Loan Documents.

          "Material Adverse Effect" shall mean any event or condition which (i) could have a material adverse effect on the financial condition, business, properties, or profits of the Borrowers, taken as a group,
          (ii) gives reasonable grounds to conclude that the Borrowers, taken as a group, will not be able to perform their obligations under this Agreement, the Notes and the other Loan Documents, or (iii) is reasonably likely to affect the legality, validity or enforceability of this Agreement or the Notes or the rights and remedies of the holders of the Loans.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA ss. 4001(a)(3), which covers employees of any Borrower or any ERISA Affiliate of any Borrower.

          "Net Cost" shall mean with respect to any item of Inventory, the net cost to the applicable Borrower of such Inventory, excluding delivery, installation and similar charges and after giving effect to all discounts and credits provided in connection with the purchase thereof, as established by the invoice for such Inventory, a copy of which such Borrower shall deliver to First Union upon First Union's request.

          "Net   Income"   shall  mean  net  income   after   income  taxes  and
          extraordinary items as shown on the balance sheet.

          "Net Present Value of Lease Payments" shall mean, with respect to any Eligible Lease, the Present Value of Lease Payments less any sums payable by the applicable Borrower under that Eligible Lease.

          "Net Worth" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings and Debt subordinated to the Obligations, minus treasury stock.

          "Non-AMC Inventory and Equipment" shall mean new or used items of Inventory or Equipment (which shall consist of certain computer and other technology equipment) purchased by a Borrower for sale or lease to any Person other than an AMC Party. Once an item of Non-AMC Inventory and Equipment has been sold or leased by such Borrower to a Person, such item shall no longer be an item of Non-AMC Inventory and Equipment but, instead, shall result in the creation of either a Receivable or a Lease.

          "Non-Investment Grade Credit" shall mean any account debtor/lessee of any Borrower which is not an Investment Grade Credit.

          "Note" shall have the meaning set forth in ss. 2.2.

          "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or First Union by or from any Borrower arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Borrower or for which any Borrower is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

          "Operating Lease" shall mean an operating lease as defined by Generally Accepted Accounting Principles, excluding all leases the expenses of which may be charged to a customer of any Borrower pursuant to the written terms of the contract with such customer.

          "Ordinary Course Sale or Financing" shall mean each of the following to occur in the ordinary course of business of any Borrower:

                    (a) the sale (including the installment or conditional sale)
               by such Borrower of Inventory so long as such Borrower receives from such sale 100% of the fair market value, based on equipment sold in the ordinary course and not in distress-sale circumstances, of the Inventory being sold;

                    (b) the financing  (including  refinancing) by such Borrower of Inventory pursuant to this Agreement and the other Loan Documents, so long as such Borrower receives from such financing 100% of the fair market value, based on equipment sold in the ordinary course and not in distress-sale circumstances, of the Inventory being financed; provided, however, that except to the extent otherwise provided in clause (d) below in connection with the simultaneous sale or financing of any Lease described therein
               (i) any Lien granted by such Borrower to such lender in connection with such financing (which may be a first priority
               Lien) shall not attach to any property of any Borrower other than the specific financed Inventory, and (ii) the Debt of such Borrower to such lender in connection with such financing shall be without recourse to any Borrower except with respect to such Borrower's interest in the specific financed Inventory;

                    (c) the sale by such Borrower of its  ownership  interest in any Inventory which has been refinanced in an Ordinary Course Sale or Financing described in clause (b) above; and

                    (d) the  sale,  financing  (including  refinancing)  by such
               Borrower of any Lease providing for the lease of Inventory so long as such Borrower receives from such sale or financing 100% of the Net Present Value of Lease Payments for the Leases being sold or financed; provided, however, that, except to the extent otherwise provided in the clause (b) above in connection with the simultaneous financing of Inventory (i) any Lien granted by such Borrower to such lender in connection with any such financing (which may be a first priority Lien) shall not attach to any property of any Borrower other than the specific financed Lease, and (ii) the Debt of such Borrower to such lender in connection with such financing shall be without recourse to any Borrower except with respect to such Borrower's interest in the specific financed Lease.

          Notwithstanding the foregoing, a financing transaction described in clauses (b) or (d) above shall still qualify as an Ordinary Course Sale or Financing even if the Debt of such Borrower to such lender in connection with such financing is with recourse to such Borrower, as long as the total of such recourse financing for all Borrowers, in the aggregate, is not more than 15% of the total amount of such financing in effect for all Borrowers at any time under clauses (b) and (d).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

          "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA ss. 302 or Code ss. 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of any Borrower or any ERISA Affiliate of any Borrower.

          "Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by a Borrower by appropriate proceedings and for which adequate reserves have been established by such Borrower as reflected in its financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by a Borrower by appropriate proceedings and for which adequate reserves have been established by such Borrower as reflected in its financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of a Borrower incurred in the ordinary course of business which individually or in the aggregate for all Borrowers are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of any Borrower; (d) Liens (other than Liens imposed on any property of any Borrower pursuant to ERISA or ss. 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto; (f) Liens on specific assets, if any, whether existing on the date hereof or hereafter created, with respect to Indebtedness for Borrowed Money of a type similar to that contemplated herein (including any Lien on Inventory, Equipment or Leases granted in connection with a nonrecourse refinancing transaction which qualifies as an Ordinary Course Sale or Financing) provided that no such Lien shall be a Lien on any of the Collateral;
          (g) Liens in favor of First Union in the Collateral contemplated by this Agreement and the other Loan Documents; and (h) Liens filed with respect to Indebtedness under the 1997 Credit Agreement, which Liens shall be removed on or before January 22, 1998.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

          "Plan" shall mean an employee benefit plan as defined in ss. 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

          "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

          "Present Value of Lease Payments" shall mean the sum of all payments required to be paid to the lessor under an Eligible Lease with each of such payments discounted to its present value by applying a discount rate to each payment equal to the lesser of (a) the one-month LIBO Rate in effect at the time of the calculation, or (b) the Base Rate in effect at the time of the calculation; provided, however, that any payment under an Eligible Lease shall only be included for the purpose of calculating the Present Value of Lease Payments if (i) the payment is not yet due under the Lease; and (ii) the lessee has no discretion as to whether or not to make the payment.

          "Prohibited Transaction" shall mean a transaction that is prohibited under Codess.4975 or ERISAss.406 and not exempt under Codess.4975 or ERISAss.408.

          "Quarterly Inventory Report" shall mean a report substantially in the form of Exhibit G hereto.

          "Receivables" shall mean all contractual accounts receivable of all Borrowers; provided, however that "Receivables" shall not include (i) any amounts receivable in respect of Asset Management Contracts during the period when the applicable AMC Inventory and Equipment is included in the Borrowing Base as Eligible AMC Inventory and Equipment; or (ii) any amounts receivable in respect of the sale of Non-AMC Inventory and Equipment during the period when the applicable Non-AMC Inventory and Equipment is included in the Borrowing Base as Eligible Non-AMC Inventory and Equipment.

          "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

          "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

          "Release" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

          "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA ss.ss. 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Borrower or any ERISA Affiliate of any Borrower to provide security to a Pension Plan under Code ss. 401(a)(29) and (c) any failure by any Borrower or any ERISA Affiliate of any Borrower to make payments required by Code ss. 412(m).

         "Request for Advance" shall have the meaning set forth in ss. 2.3.

          "Required Banks" at any time shall mean Banks whose Loan Commitments equal or exceed 66 2/3% of the Aggregate Loan Commitment if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal or exceed 66 2/3% of the Loans.

          "Residuals Report" shall mean a report substantially in the form of Exhibit H hereto.

          "Security Agreement" shall mean the Security Agreement in the form and substance attached hereto as Exhibit D.

          "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

          "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by any Borrower.

          "Tangible Net Worth" shall mean Net Worth, minus Intangible Assets.

          "Taxes" shall have the meaning set forth in ss. 2.8.(d).

          "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA ss. 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA ss. 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA ss. 4042.

          "Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

          "Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Borrower, such amount of the obligation shall be based on an estimate made in good faith.

          "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize, and perform properly, date-sensitive functions involving certain dates prior to and after December 31, 1999.


     1.2. Accounting Terms. All accounting terms not specifically defined herein
     ----------------------
shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in ss. 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  2. The Credit

         2.1.     The Loans.
         ----     ----------

     (a) Loans; Commitment. Subject to the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make loans (herein called individually a "Loan" and collectively, the "Loans") to the Borrowers during the period beginning on the date hereof and ending on the Credit Termination Date in amounts not to exceed at any time outstanding the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to ss. 2.6 or ss. 2.10 being hereinafter called such Bank's "Loan Commitment"). The Banks' collective commitment to make Loans shall be the "Aggregate Loan Commitment"). The maturity date of each Note, as provided in ss. 2.2 below, shall be the Credit Termination Date. All Loans shall be made by the Banks simultaneously and pro rata in accordance with their respective Loan Commitments. All Loans shall be made to the Borrowers at the primary office of First Union in Philadelphia located at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

     (b) Maximum Loans Outstanding. No Borrower shall be entitled to any new Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Loans would exceed the lesser of (i) the Aggregate Loan Commitment or (ii) the then current Borrowing Base, as stated in the most recent Borrowing Base Certificate furnished to First Union, as provided herein.

     (c) Minimum Loan Amount. Except for Loans which exhaust the full remaining amount of the Aggregate Loan Commitment and conversions which result in the conversion of all Loans subject to a particular interest rate option, each of which may be in lesser amounts, (i) each LIBO Rate Loan when made (and each conversion of Base Rate Loans into LIBO Rate Loans) shall be in an amount at least equal to $250,000, and (ii) each Base Rate Loan when made (and each conversion of LIBO Rate Loans into Base Rate Loans) shall be in an amount at least equal to $250,000.

     (d) Commitment Percentages. The obligation of each Bank to make a Loan to the Borrowers at any time shall be limited to its percentage (the "Commitment Percentage") as set forth opposite its name on Exhibit A hereto multiplied by the aggregate principal amount of the Loan requested. The principal amounts of the respective Loans made by the Banks on the occasion of each borrowing shall be pro rata in accordance with their respective Commitment Percentages. No Bank shall be required or permitted to make any Loan if, immediately after giving effect to such Loan, and the application of the proceeds of a Loan to the extent applied to the repayment of the Loans, the sum of such Bank's Loans outstanding would exceed such Bank's Loan Commitment.

     (e) Several Obligations. The failure of any one or more Banks to make Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend hereunder exceed its Loan Commitment.

     2.2. The Notes.  The Loans made by each Bank shall be evidenced by a single
     ---------------
promissory note of the Borrowers (each such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, being referred to herein as a "Note" and all Notes together as the "Notes") in principal face amount equal to such Bank's Loan Commitment payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B. Each Note shall be dated its date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each Note shall mature on the earliest to occur of (i) the date the maturity of the Notes are accelerated as provided in ss. 8.1 hereof, or (ii) December 17, 1999 (this date to be deemed the "Credit Termination Date"). Upon maturity, the Loans evidenced by each Bank's Note shall be due and payable. Each Bank shall maintain records of all Loans by it and evidenced by its Note and of all payments thereon, which records shall be conclusive absent manifest error.

          2.3.    Funding Procedures.
          ---------------------------
     (a) Requests for Advance. Each request for a Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 a.m. on a Business Day by delivery to First Union of a written request signed by the Borrowers or, in the alternative, a telephone request followed promptly by written confirmation of the request (a "Request for Advance"), specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of a LIBO Rate Loan, specifying the Interest Period applicable to such Loan. The form of request to be used in connection with the making, conversion or renewal of Loans shall be that form provided to the Borrowers by First Union. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by First Union. Any request may be made by submission of such request by facsimile transmission with the signed original being promptly transmitted to First Union. First Union shall be entitled to rely on a facsimile of the signed original as fully as if it had received the signed original. Not more than three Requests for Advance shall be submitted in any calendar week.

     (b) Irrevocability. Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time such request, First Union promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt of a request for a Loan by First Union, the request shall not be revocable by any Borrower.

     (c) Availability of Funds. Not later than 1:00 p.m. EST on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to First Union at the address set forth opposite its name on the signature page hereof or at such account in London as First Union shall specify to the Borrowers and the Banks. Unless First Union knows that any applicable condition specified herein has not been satisfied, it will make funds so received from the Banks immediately available to the Borrowers on the date of each Loan by a credit to the account designated by the Borrowers at First Union's address set forth opposite its name on the signature page hereof or at such other destination and in such other form as the Borrowers may request, in writing.

     (d) Funding Assumptions. Unless First Union shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 11:00 a.m. EST on the date of the making, conversion or renewal of any Base Rate Loan, that such Bank does not intend to make available to First Union, such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, First Union may assume that such Bank has made such amount available to First Union on the date of the Loan and First Union may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent such Bank shall not have so made such funds available to First Union, such Bank agrees to repay First Union forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to First Union, at the Federal Funds Rate plus 50 basis points for three Business Days, and thereafter at the Base Rate. If such Bank shall repay to First Union such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon First

Union's demand therefor, First Union shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to First Union, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to First Union, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Loan Commitment hereunder or to prejudice any rights which the Borrowers may have against any Bank as a result of any default by such Bank hereunder.

     (e) Funding of Net Amount. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Borrowers as provided in clause (c).

     2.4.  Interest.  The following interest rates may be applicable to any Loan
     ---------------
or Loans, as requested by the Borrowers from time to time.

     (a) Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate.

     (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus the LIBO Rate Margin. After receipt of a request for a LIBO Rate Loan, First Union shall proceed to determine the LIBO Rate to be applicable thereto. First Union shall give prompt notice by telephone or facsimile to the Borrowers of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein.

     (c) Renewals and Conversions of Loans. On the last day of each Interest Period, the LIBO Rate Loan then maturing shall automatically be renewed for a new Interest Period of like duration, unless the Borrowers shall have given First Union notice of a permitted conversion or renewal for an Interest Period of different duration as provided in ss. 2.3 hereof, or an Event of Default, or Potential Default exists or would thereby occur. If no Event of Default or Potential Default exists or would thereby occur, the Borrowers shall have the right to convert Base Rate Loans into LIBO Rate Loans, to convert LIBO Rate Loans into Base Rate Loans, and to renew LIBO Rate Loans for Interest Periods of different duration, from time to time, provided that they shall give First Union notice of each permitted conversion or renewal as provided in ss. 2.3 hereof, and LIBO Rate Loans may be converted or renewed for different Interest Periods only as of the last day of the applicable Interest Period for such Loans. First Union shall use its best efforts to notify the Borrowers of the effectiveness of such conversion or renewal (automatic or not automatic), and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion or renewal; provided, however, that any failure to give such notice shall not affect the Borrowers' obligations or the Banks' rights and remedies hereunder in any way whatsoever. In the event a LIBO Rate Loan is not automatically renewed as provided herein and the Borrowers shall not have selected an alternative Interest Period for any LIBO Rate Loan maturing as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

     (d) Automatic Reinstatement. The joint and several liability of the Borrowers under this ss. 2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment, in whole or in part, to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Borrower or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

         2.5.     Fees.
         ----     -----
     (a) Facility Fee. The Borrowers agree, jointly and severally, to pay to First Union for the account of each Bank as compensation for the origination of this credit facility, a fee (the "Facility Fee") in the amount of _ of 1% (one-eighth of one percent) of the Aggregate Loan Commitment, which fee shall be deemed fully earned and is non-refundable; and First Union shall thereafter promptly forward to each Bank its proportionate share thereof based on its Commitment Percentage.

     (b) Commitment Fee. The Borrowers agree, jointly and severally, to pay to First Union for the account of each Bank as compensation for the Aggregate Loan Commitment, a fee ("Commitment Fee") computed at the rate per annum set forth in
Schedule 2 attached to this Agreement on the average daily amount of the unused portion of the Aggregate Loan Commitment accrued from and after the date hereof. The unused portion of the Aggregate Loan Commitment shall mean the Aggregate Loan Commitment less the aggregate principal amount of the outstanding Loans hereunder. The Commitment Fee shall be calculated and be payable quarterly in arrears and on the Credit Termination Date. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     2.6. Reduction or Termination of Commitment.
     --------------------------------------------

     (a Voluntary Reduction or Termination. The Borrowers may at any time, on not less than three Business Days' written notice, (i) permanently reduce the Aggregate Loan Commitment, provided that any reduction shall be in the amount of $250,000 or a multiple thereof and that no such reduction shall cause the aggregate principal amount of Loans outstanding to exceed the Aggregate Loan Commitment as reduced, or (ii) terminate the Aggregate Loan Commitment.

     (b) Credit Termination Date Acceleration. In the event the Aggregate Loan Commitment is terminated, the Credit Termination Date shall accelerate to such date of termination and the Borrowers shall, simultaneously with such termination, repay the Base Rate Loans and LIBO Rate Loans in accordance with ss. 2.8.

     2.7. Prepayments.
     -----------------

     (a) Base Rate Loans. On two Business Day's notice to First Union and the Banks, the Borrowers may, at their option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $250,000 or, if greater, then in multiples thereof and, if less than $250,000 shall be outstanding, in principal amount equal to the aggregate principal amount remaining outstanding.

     (b) LIBO Rate Loans. On three Business Day's notice to First Union and the Banks, the Borrowers may, at their option prepay any LIBO Rate Loan provided that if they shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, they shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow.

     2.8. Payments.
     --------------
     (a) Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the Credit Termination Date.

     (b) LIBO Rate Loans. Accrued interest on LIBO Loans shall be due and payable on the last day of such Interest Period.

     (c) Form of Payments, Application of Payments, Payment Administration. Etc. Provided that no Event of Default or Potential Default then exists, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by the Borrowers, by written notice to First Union at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by the Borrowers hereunder shall be remitted to First Union on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as First Union shall specify to the Borrowers, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest shall continue to accrue during such extension. Each Borrower authorizes First Union to deduct from any account of any Borrower maintained at First Union or over which First Union has control any amount payable under this Agreement, the Notes or any other Loan Document. First Union's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect the Borrowers' joint and several obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

     (d) Net Payments. All payments made to the Banks by the Borrowers hereunder, under the Notes or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (b)ut excluding any tax imposed on or measured by the gross or net income of a Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of a Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under each Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to each Bank upon request certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by each Bank.

     (e) Prepayment of LIBO Rate Loans. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if the Borrowers fail for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to ss. 2.3, the Borrowers shall pay to First Union on behalf of the Banks, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to each Bank, and including lost profits incurred or sustained by each
Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to the Borrowers by First Union. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     (f) Demand Deposit Account. The Borrowers shall maintain at least one demand deposit account with First Union National Bank, in its individual capacity as a bank, for purposes of this Agreement. Each Borrower authorizes First Union (b)ut First Union shall not be obligated) to deposit into said account all amounts to be advanced to the Borrowers hereunder. Further, each Borrower authorizes First Union (b)ut First Union shall not be obligated) to deduct from said account, or any other account maintained by the Borrowers at First Union National Bank, in its individual capacity as a Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

     2.9. Changes in Circumstances; Yield Protection
     -----------------------------------------------
     (a) If any Regulatory Change or compliance by any Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

     (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, any Bank;

     (ii) impose on any Bank any other condition regarding its Note;

     (iii)subject any Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing such Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from any Borrower; or

     (iv) change the basis of taxation of payments from any Borrower to such Bank (other than by reason of a change in the method of taxation of such Bank's net income);

and the result of any of the foregoing events is to increase the cost to any Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by any Bank hereunder in respect of any Loan, such Bank will immediately so notify First Union and the Borrowers. If such Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by such Bank to First Union and the Borrowers, the Borrowers shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate such Bank for such increased cost or reduced amount.

     (b) If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and a specific bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrowers shall promptly pay to such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

     (c) If any Bank shall determine (which determination shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank Eurodollar or applicable eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that Eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, such Bank shall give notice of such inability or determination by telephone and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Borrowers at any time thereafter to submit another request.

     (d) Determination by any Bank for purposes of this ss. 2.9 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to the Borrowers, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to such Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

     (e) Each Bank will notify the Borrowers of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. The Borrowers shall pay such Bank the amount shown as due on such notice within 30 days after its receipt of the same.

     2.10. Illegality.  Notwithstanding anyother provision in this Agreement, if
     -----------------
the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for such Bank to (1) maintain its Loan Commitment, then upon notice to the Borrowers and First Union by such Bank, the Loan Commitment shall terminate; or (2) maintain or fund its LIBO Rate Loans, then upon notice to the Borrowers of such event, the Borrowers' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

                       3. Representations and Warranties.

     Each Borrower jointly and severally represents and warrants to the Banks that:

     3.1.  Organization,  Standing.  It (i)  is a  corporation  duly  organized,
     ------------------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.


     3.2. Corporate Authority,  Validity, Etc. The making and performance of the
     -----------------------------------------
Loan Documents are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of the shareholders of any Borrower or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets. The number of shares and classes of the capital stock of each Borrower and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions. Further, no Borrower is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material

Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Borrower of any Loan Document to which it is a party or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with its terms.

     3.3.  Litigation.  Except as disclosed on Schedule 1, there are no actions,
     -----------------
suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or any assets of any of them before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect upon the ability of any Borrower to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in
Schedule 1.

     3.4.  ERISA.  (a) Each Borrower and each ERISA  Affiliate of such Borrower
     ------------
are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither such Borrower nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in ss. 4001 of ERISA) under which such Borrower any ERISA Affiliate could have any withdrawal liability; (b) neither the Borrower nor any ERISA Affiliate sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss. 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by the Borrower or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of the Borrower and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and
(e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of the Borrower or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

     3.5.  Financial  Statements.  The consolidated and consolidating  financial
     ----------------------------
statements of Holdings and its Subsidiaries as of and for the Fiscal Years ending March 31, 1996, March 31, 1997 and March 31, 1998 and for the interim six-month period ending September 30, 1998, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of Holdings and its Subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since September 30, 1998.

     3.6.  Not in Default,  Judgments,  Etc..  No Event of Default or  Potential
     ---------------------------------------
Default under any Loan Document has occurred and is continuing. Each Borrower has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

     3.7. Taxes. Each Borrower has filed all federal,  state,  local and foreign
     -----------
tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of each Borrower are adequate to pay all such taxes that have accrued but are not presently due and payable.

     3.8. Permits, Licenses, Etc. Each Borrower possesses all permits, licenses,
     ----------------------------
franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

     3.9. No Materially  Adverse  Contracts,  Etc. No Borrower is subject to any
     ---------------------------------------------
charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon its ability to perform under the Loan Documents. No Borrower is a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

     3.10. Compliance with Laws, Etc.
     --------------------------------
     (a) Compliance Generally. Each Borrower is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

     (b) Hazardous Wastes, Substances and Petroleum Products. Each Borrower has received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes. No Borrower has given any written or oral notice, or failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations. No Borrower has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. To the best of each Borrower's knowledge and belief, no real property owned or leased by any Borrower is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. No Borrower has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

     3.11.  Solvency.   Each  Borrower  is,  and  after  giving  effect  to  the
     ----------------
transactions contemplated hereby, will be, Solvent.

     3.12.  Subsidiaries,  Etc. No Borrower has any Subsidiaries,  except as set
     --------------------------
forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by each Borrower in any joint venture or other Person.

     3.13.  Title to Properties,  Leases.  Each Borrower has good and marketable
     ------------------------------------
title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

     3.14. Public Utility Holding Company;  Investment Company. No Borrower is a
     ----------------------------------------------------------
"public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, no Borrower is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.15. Margin Stock. No Borrower is or will be engaged principally or as one
     -------------------
of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). No Borrower will use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

     3.16. Use of Proceeds.  The Borrowers will use the proceeds of any Loan for
     ----------------------
general corporate purposes.

     3.17.  Year 2000 Problem.  Each Borrower has taken all action  necessary to
     -------------------------
assess the risk that the computer applications it uses in its business may be unable to properly perform date sensitive functions on or after December 31, 1999 and it has taken all remedial action necessary to avoid such risk. To each Borrower's knowledge after due inquiry, no third party with which it has any material contractual relationship has identified any similar risk in its own computer applications which it is not addressing and which, if not properly addressed, would be likely to have a Material Adverse Effect.

     3.18. Disclosure Generally. The representations and statements made by each
     ---------------------------
Borrower or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading.

No written information, exhibit, report, brochure or financial statement furnished by any Borrower to the Banks in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.


                            4. Conditions Precedent.

     4.1. All Loans.  After this Agreement has become effective,  the obligation
     ---------------
of each Bank to make any Loan (including but not limited to the first Loan hereunder) is conditioned upon the following:

     (a Documents The Borrowers shall have delivered and First Union shall have received a Request for Advance.

     (b) Compliance Certificate. First Union shall have received a certificate in the form attached hereto as Exhibit E ("Compliance Certificate").

     (c) Borrowing Base Certificate. First Union shall have received a Borrowing Base Certificate dated the date of the Loan requested under this Agreement.

     (d) Covenants; Representations. Each Borrower shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

     (e) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

     (f) Material Adverse Change. Since September 30, 1998, there shall not have been any Material Adverse Change with respect to any Borrower, and there shall not be any other event or circumstance which gives First Union or the Required Banks reasonable grounds to conclude that any Borrower may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Notes or the other Loan Documents.

     4.2.  Conditions to First Loan. In addition to the conditions to all Loans
     -------------------------------
as provided in ss. 4.1, the obligation of each Bank to make its first Loan hereunder is conditioned upon the following:

     (a) Articles, Bylaws. Each Bank shall have received copies of the Articles or Certificates of Incorporation and Bylaws of each Borrower, certified by its Secretary or Assistant Secretary; together with a Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) Evidence of Authorization. Each Bank shall have received copies certified by the Secretary or Assistant Secretary of each Borrower of all corporate or other action taken by each Person other than a Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as First Union shall reasonably require.

     (c) Legal Opinions. Each Bank shall have received a favorable written opinion in form and substance satisfactory to the Banks from Michael E. Geltner & Associates, as counsel for the Borrowers, which shall be addressed to the Banks and be dated the date of the first Loan.

     (d) Incumbency. First Union, on behalf of the Banks, shall have received a certificate signed by the secretary or assistant secretary of each Borrower, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of any Borrower, as applicable, amending such Borrower's prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

     (e) Note. Each Bank shall have received its Note duly executed, completed and issued in accordance herewith.

     (f) Documents. First Union, on behalf of the Banks, shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

     (g) Consents. Each Borrower shall have provided to each Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

     (h) Other Agreements. Each Borrower shall have executed and delivered each other Loan Document required hereunder.

     (i) Fees, Expenses. The Borrowers shall simultaneously pay or shall have paid all fees and expenses due hereunder or any other Loan Document.

     4.3.  Post-Closing  Obligations.  The Borrowers shall deliver the following
     --------------------------------
items on or before the respective dates
indicated:

     (a) Lien Searches. On or before January 22, 1999, the Borrowers shall have delivered such UCC and lien searches as shall be requested by First Union.

     (b) Landlord's Waivers. On or before March 1, 1998, the Borrowers shall have delivered Landlord's waivers in such form as requested by First Union with respect to the Herndon, Virginia location.

     (c) Pledge Agreement from MLC. On or before December 29, 1998, MLC shall have delivered to First Union a Pledge Agreement in such form as shall be requested by First Union, regarding its shares of MLC Leasing S.A. de C.V. Estatuts, along with all stock certificates and stock powers as shall be necessary to secure such pledge of shares.


                      5.  Affirmative Covenants.

         Each Borrower covenants and agrees that from and after the date hereof and so long as any Loan Commitment is in effect or any Obligation remains unpaid or outstanding, it will:

     5.1. Financial  Statements and Reports.  Furnish to each Bank the following
     ---------------------------------------
financial information:

     (a) Annual Statements. No later than one hundred and twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted
Accounting Principles. The consolidated annual financial statements shall be certified (without any qualification or exception) by independent certified public accountants of nationally recognized standing reasonably acceptable to First Union. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Holdings and its Subsidiaries for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, each Borrower shall, promptly upon receipt thereof, furnish to the Banks a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of any Borrower.

     (b) Quarterly Statements No later than forty-five (45) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of Holdings as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of any Borrower, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers of any of them.

     (c) Compliance Certificate. Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a Compliance Certificate signed by the chief financial officer or treasurer of Holdings.

     (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

     (e) Material Changes. Notification to each Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

     (f) Other Information. Promptly, upon request by First Union from time to time (which may be on a monthly or other basis), each Borrower shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Banks may reasonably request.

     ()g Monthly Borrowing Base Certificate. No later than fifteen (15) days after the end of each calendar month, as of the last day of such calendar month, a Borrowing Base Certificate signed by the chief financial officer, treasurer or controller of Holdings.

     (h) Monthly Accounts Receivable Aging Report. No later than fifteen (15) days after the end of each calendar month, an Accounts Receivable Aging Report signed by the chief financial officer, treasurer or controller of Holdings.

     (i) Quarterly Residuals Report. Within fifteen (15) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within fifteen (15) calendar days after the end of each Fiscal Year, a Residuals Report signed by the chief financial officer, treasurer or controller of Holdings.

     (j) Quarterly Inventory Report. No later than fifteen (15) calendar days after the end of each calendar quarter, a Quarterly Inventory Report signed by the chief financial officer, treasurer or controller of Holdings.

     5.2. Corporate Existence. Preserve its corporate existence and all material
     -------------------------
franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     5.3. ERISA. Comply in all material respects with the provisions of ERISA to
     -----------
the extent applicable to any Plan maintained for the employees of any Borrower or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in ss. 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Banks in writing promptly after it has come to the attention of senior management of any Borrower of the assertion or threat of any "reportable event" or other event described in ss. 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates' properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under ss. 5.02 of ERISA.

     5.4. Compliance with Regulations.  Comply in all material respects with all
     ---------------------------------
Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

     5.5.  Conduct of Business;  Permits and  Approvals,  Compliance  with Laws.
     ---------------------------------------------------------------------------
Continue to engage in an efficient and economical manner in a business substantially the same as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

     5.6.  Maintenance of Insurance.  Maintain  insurance with financially sound
     -------------------------------
and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     5.7.  Payment of Debt;  Payment of Taxes,  Etc.  Where the amount  involved
     -----------------------------------------------
exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on any Borrower or any of its assets: promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as such Borrower first notifies the Banks of its intention to do so, such Borrower shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

     5.8.  Notice of Events.  Promptly  upon  discovery of any of the  following
     -----------------------
events, the Borrowers shall provide telephone notice to the Banks (confirmed within three (3) calendar days by written notice), describing the event and all action the Borrowers or any of them, as applicable, propose to take with respect thereto:

     (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

     (b) any default or event of default under a contract or contracts and the default or event of default involves payments by any Borrower in an aggregate amount equal to or in excess of $250,000;

     (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which any Borrower's liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to such Borrower or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

     (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against any Borrower in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

     (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect; or

     (f) any change in its ability, or the ability of any third party contemplated in ss. 3.17 and ss. 5.13, to timely address a Year 2000 Problem which could have a Material Adverse Effect as well as any change in the either the process toward resolution or the purported completed resolution of any such Year 2000 Problem.

     5.9. Inspection Rights.  During regular business hours and then as often as
     -----------------------
requested of any Borrower by First Union, permit First Union, or any authorized officer, employee, agent, or representative of First Union to examine and make abstracts from the records and books of account of any Borrower, wherever located, and to visit the properties of any Borrower; and to discuss the affairs, finances, and accounts of any Borrower with its Chairman, President, any executive vice president, its chief financial officer, treasurer, controller or independent accountants. If no Event of Default or Potential Default shall be in existence, First Union shall limit such examination to four times each calendar year and the Borrowers shall reimburse First Union for its expenses in connection with each such inspection promptly following the completion of each such inspection. If the inspection shall be made during the continuance of a Potential Default or an Event of Default, there shall be no limit on the number of inspections which can be made. Similarly, in the event of any inspection during such period, the Borrowers shall reimburse First Union for its expenses in connection with each such inspection promptly following the completion of each such inspection. At all times, it is understood and agreed by the Borrowers that all expenses in connection with any such inspection which may be incurred by any Borrower, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by the Borrowers and shall not be expenses of the Banks. First Union shall be permitted to communicate the information gained from any such inspection to the other Banks.

     5.10. Generally Accepted Accounting Principles.  Maintain books and records
     -----------------------------------------------
at all times in accordance with Generally Accepted Accounting Principles.

     5.11. Compliance with Material Contracts.  Each Borrower will comply in all
     -----------------------------------------
material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of each Borrower and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

     5.12. Use of Proceeds. The Borrowers will use the proceeds of any Loan made
     ----------------------
pursuant hereto for general corporate purposes.

     5.13.  Year 2000  Program.  Each  Borrower will continue to assess the risk
     --------------------------
that the computer applications it uses in its business may be unable to properly perform date sensitive functions on or after December 31, 1999 and will promptly take all remedial action reasonably necessary to avoid such risk. Further, it will continue to monitor Year 2000 Problems pertaining to third parties with whom it has material contractual relationships which problems, if not properly addressed, could have a Material Adverse Effect.

     5.14. Further  Assurances.  Do such further acts and things and execute and
     --------------------------
deliver to First Union and/or the Banks such additional assignments, agreements, powers and instruments, as First Union and/or any Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto First Union and each Bank its rights, powers and remedies hereunder.

     5.15.  Restrictive  Covenants  in Other  Agreements.  In the event that any
     ----------------------------------------------------
Borrower shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Debt which contains covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. If and to the extent that any such covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), this Agreement shall govern.


                          6.  Negative Covenants.

         The Borrowers, and each of them, covenant and agree that from and after the date hereof and so long as any Loan Commitment is in effect or any Obligation remains unpaid or outstanding, they will not:

     6.1.  Consolidation  and  Merger.  Merge  or  consolidate  with or into any
     ---------------------------------
corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, any Person may be merged into Holdings, MLC or Federal, as long as Holdings, MLC or Federal, as applicable, is the surviving entity.

     6.2.  Liens.  Create,  assume  or  permit to exist any Lien on any of their
     ------------
property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     6.3. Guarantees. Guarantee or otherwise in any way become or be responsible
     ----------------
for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person (including but not limited to any Subsidiary of any Borrower), contingently or otherwise, in any amounts that would exceed an aggregate of $12,000,000 for all Borrowers.

     6.4.  Margin  Stock.  Use or permit any  proceeds of the Loans to be used,
     --------------------
either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     6.5.  Acquisitions and  Investments.  If an Event of Default or a Potential
     ------------------------------------
Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to their present business; or create any Subsidiary, except (a) a Borrower may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, and (b) a Borrower may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

     6.6. Transfer of Assets; Nature of Business. Sell, transfer, pledge, assign
     -------------------------------------------
or otherwise dispose of any of their assets unless such sale or disposition shall be in the ordinary course of its business for value received (and in the case of any sale or refinancing of Inventory or Leases, each such sale or refinancing must be an Ordinary Course Sale or Financing), or discontinue, liquidate or change in any material respect any substantial part of their operations or business. Sales of groups of Leases in securitization transactions that comply with the requirements of an Ordinary Course Sale or Financing shall be permitted.

     6.7.  Restricted  Payments.  No Borrower shall make or pay any redemptions,
     --------------------------
repurchases, dividends or distributions of any kind with respect to its capital stock except that as long as no Event of Default or Potential Default shall be in existence (i) dividends may be made and paid as long as the aggregate thereof does not exceed 50% of its net income (net of any net losses) accumulated after September 30, 1998.

     6.8. Accounting Change.  Make or permit any change in financial  accounting
     ----------------------
policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

     6.9. Transactions with Affiliates.  Enter into any transaction  (including,
     ----------------------------------
without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, their business, and in good faith and upon commercially reasonable terms.

     6.10. Restriction on Amendment of This Agreement.  Restriction on Amendment
     -------------------------------------------------
of This Agreement. Enter into or otherwise become subject to or suffer to exist any agreement which would require them or any of them to obtain the consent of any other person as a condition to the ability of the Banks and the Borrowers to amend or otherwise modify this Agreement.


                         7.  Financial Covenants.

         Each Borrower, jointly and severally covenants and agrees that from and after the date hereof and so long as the any Loan Commitment is in effect or any Obligation remains unpaid or outstanding:

     7.1.  Minimum  Tangible  Net Worth.  Tangible Net Worth of Holdings and its
     ----------------------------------
Subsidiaries on a consolidated basis will not at any time be less than the sum of (i) $32,500,000, (ii) fifty percent (50%) of net income for each Fiscal Quarter ending after September 30, 1998 without deduction for any net losses and
(iii) eighty percent (80%) of any additions to paid-in capital contributed after September 30, 1998, provided however any additions to paid-in capital after September 30, 1998 which are made for the purpose of enabling Holdings to be in compliance with the terms and conditions of this Agreement or any other Loan Document shall not increase minimum Tangible Net Worth requirement if at the time of such addition Holdings shall provide written notice of such purpose to the Banks specifying the amount required therefor.

     7.2.  Debt to Tangible  Net Worth.  The ratio of Debt  (including,  without
     ----------------------------------
limitation, Debt represented by the Note) to Tangible Net Worth of Holdings and its Subsidiaries on a consolidated basis will not exceed 5.5:1 as at the end of any Fiscal Quarter. For the purposes of calculating this ratio, the term "Debt" shall not include any debts with respect to which the creditor does not have recourse to any Borrower or any of its respective assets.

     7.3. Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio. The ratio of
     ---------------------------------
EBITDA to Debt Service of Holdings and its Subsidiaries on a consolidated basis for the four (4) most recently ended consecutive Fiscal Quarters will not be less than 1.25:1.

     7.4.  Borrowing Base. The aggregate  principal amount of Loans  outstanding
     ---------------------
shall not at any time exceed the Borrowing Base or the Aggregate Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date any Borrower first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

     7.5.  Delinquency  of  Portfolio.  The  delinquency  will  not  exceed  the
     ---------------------------------
following, as presented substantially in the form of Exhibit F hereto:

         (a) Asset Management Contracts. In the case of accounts receivable pertaining to Asset Management Contracts, the aggregate amount of accounts receivable which are more than 120 days past due will not exceed five percent (5%) of the aggregate amount of all such accounts receivable. Notwithstanding the Borrowers' internal record keeping procedures, an account receivable shall not be deemed to be more than 120 days past due with respect to any individual Asset Management Contract until 120 days shall have elapsed following the date such contract was executed, delivered and made effective. For purposes of this calculation, contracts that have been amended or otherwise modified or waived in order to cure any delinquency shall be deemed to be delinquent in their entireties.

         (b) Buy-Sell Contracts. In the case of accounts receivable pertaining to Buy-Sell Contracts, the aggregate amount of accounts receivable which are more than 60 days past due will not exceed five percent (5%) of the aggregate amount of all such accounts receivable. An account receivable pertaining to Buy-Sell Contracts shall be deemed to be more than 60 days past due with respect to any individual contract if it is 60 days past due as specified in the applicable contract. For purposes of this calculation, contracts that have been amended or otherwise modified or waived in order to cure any delinquency shall be deemed to be delinquent in their entireties.

         (c) Lease Portfolio. In the case of accounts receivable pertaining to lease agreements, the aggregate amount of accounts receivable which are more than 60 days past due will not exceed five percent (5%) of the aggregate amount of all such accounts receivable. An account receivable pertaining to a lease agreement shall be deemed to be more than 60 days past due with respect to any individual agreement if it is 60 days past due as specified in the applicable agreement. For purposes of this calculation, leases that have been amended or otherwise modified or waived in order to cure any delinquency shall be deemed to be delinquent in their entireties.

                                   8. Default.

     8.1.  Events of Default.  The  Borrowers  shall be in default if any one or
     ------------------------
more of the following events (each an "Event of Default") occurs:

          (a) Payments. The Borrowers fail to pay any principal of or interest on any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fail to pay when it is due and payable any other amount payable under any Loan Document and such failure shall continue for a period of five days or more.

          (b) Covenants. The Borrowers fail to observe or perform (1) any term, condition or covenant set forth in ss.ss.5.1(a), 5.1(b), 5.1(c), 5.1(g) or 5.1(h), ss. 5.2 (first sentence only); and all sections of Articles 6 and 7 of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and such failure shall continue for a period of 10 days or more.

          (c) Representations, Warranties(. Any representation or warranty made or deemed to be made by any Borrower, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

          (d) Bankruptcy. Any Borrower is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for any Borrower or any substantial part of the property of any Borrower is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (30) days.

          (e) Certain Other Defaults. Any Borrower or the Borrowers as a group shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period, or any Borrower or the Borrowers as a group shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $250,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Banks' obligations hereunder to make further Loans shall be suspended. Notwithstanding anything to the contrary in the immediately preceding sentence, it shall not be an Event of Default hereunder for a Borrower to fail to pay when due any Indebtedness for Borrowed Money so long as such

          Borrower is contesting in good faith through litigation its obligation to pay such Indebtedness for Borrowed Money; provided, however, that if the aggregate amount of any Indebtedness for Borrowed Money contested by a Borrower or the Borrowers as a group exceeds $500,000, such Borrower or Borrowers, as applicable, shall be required to post a bond equal to the amount that such Indebtedness for Borrowed Money exceeds $500,000.

          (f) Judgments. Any judgments against any Borrower or the Borrowers as a group or against assets or property of any Borrower or the Borrowers as a group for amounts in excess of $250,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

          (g) Attachments. Any assets of any Borrower or the Borrowers as a group shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to such Borrower or Borrowers, as applicable.

          (h) Change of Control, Sale of Holdings, Etc.. Holdings shall cease to be the record and beneficial owner of all of the issued and outstanding voting and capital stock of MLC and Federal; Phillip G. Norton shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")), directly or indirectly, of at least 1,600,000 shares (to be adjusted for any stock dividends or stock splits or other recapitalization) of the voting and capital stock of Holdings; Phillip
          G. Norton and Bruce Bowen together shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of an aggregate of at least 2,000,000 shares (to be adjusted for any stock dividends or stock splits or other recapitalization) of the voting and capital stock of Holdings; any Person or group within the meaning of ss. 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder, other than Philip G. Norton and members of his immediate family, shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of more than 51% of the voting and capital stock of Holdings; or Holdings shall sell, transfer, assign or otherwise dispose of all or substantially all of its assets.

          (i) Security Interests. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give First Union, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by ss. 6.2).

         (j)      Material Adverse Change.  There  occurs any  Material  Adverse
         Change.

THEN and in every such event other than that specified in ss. 8.1.(d), First Union may, in its sole discretion, or at the written request of the Required Banks shall, terminate the Aggregate Loan Commitment (the date of such termination then being the Credit Termination Date) and declare the Notes and all other Obligations, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by each Borrower. Upon the taking of any such action, First Union shall provide prompt notice of such action to the other Banks. Upon the occurrence of any event specified in ss. 8.1.(d), the Notes and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower and the Aggregate Loan Commitment shall immediately terminate (the date of such termination then being the Credit Termination Date). From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.

                                 9. Collateral.

     9.1.  Collateral.  Except as otherwise  specifically set forth herein or in
     -----------------
any other Loan Document, any and all Loans made and outstanding and their repayment at all times shall be secured by a first priority, perfected, security interest in the Collateral (as defined in the Security Agreement, hereinafter referred to as the "Collateral") subject only to Permitted Liens.


                                   10. Agent.

     10.1. Appointment and Authorization.  Each Bank hereby irrevocably appoints
     ------------------------------------
and authorizes First Union, as Agent hereunder and as collateral agent, to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to it as Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between First Union and each Bank has no fiduciary aspects, and First Union's duties as Agent hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on First Union any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions under this
Article 10, First Union does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for any Borrower. As to matters not expressly provided for in this Agreement or any Loan Document, First Union shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall First Union be required to take any action which exposes it to individual liability or which is contrary to this Agreement, any Loan Document or applicable law, and First Union shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to First Union for any purpose shall, in its reasonable opinion, be insufficient or become impaired, First Union may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

     10.2.  Duties and  Obligations.  In  performing  its  functions  and duties
     -------------------------------
hereunder on behalf of the Banks, First Union shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither First Union nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, First Union (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of any Borrower; (c) shall have no duty to ascertain or inquire into any Borrower's performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of any Borrower or inquire into the use of the proceeds of the Loans or (unless the officers of First Union active in their capacity as officers of First Union on any Borrower's account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectibility or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by First Union itself; (e) except as expressly provided herein in respect of information and data furnished to First Union for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to any Borrower, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

     10.3.  First Union as a Bank.  With respect to its Loan  Commitment and the
     -----------------------------
Loans made and to be made by it, First Union shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include First Union in its individual capacity. First Union and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers and their affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

     10.4.  Independent Credit Decisions.  Each Bank acknowledges to First Union
     ------------------------------------
that it has, independently and without reliance upon First Union or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon First Union or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

     10.5.  Indemnification.  The Banks agree to  indemnify  First Union (to the
     -----------------------
extent not previously reimbursed by the Borrowers), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against First Union in its capacity as Agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by First Union in its capacity as Agent hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from First Union's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse First Union, promptly on demand, for such Bank's ratable share (b)ased upon the aforesaid apportionment) of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by First Union in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that First Union is not reimbursed for such expenses by the Borrowers.

     10.6. Successor Agent. First Union may resign at any time by giving written
     ----------------------
notice of such resignation to the Banks and the Borrowers, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to the Borrowers and First Union. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after First Union shall have given notice of resignation, First Union may, upon notice to the Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of First Union, and First Union shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After First Union's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

     10.7.  Allocations  Made By First  Union.  As between  First  Union and the
     -----------------------------------------
Banks, unless a Bank objecting to a determination or allocation made by First Union pursuant to this Agreement delivers to First Union written notice of such objection within two hundred ten (210) days after the date any distribution was made by First Union, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. First Union shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.


                               11. Miscellaneous.

     11.1. Waiver. No failure or delay on the part of First Union or any Bank or
     -------------
any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     11.2. Amendments. No amendment, modification,  termination or waiver of any
     -----------------
Loan Document or any provision thereof nor any consent to any departure by the Borrowers therefrom shall be effective unless the same shall have been approved in writing by the Required Banks, be in writing and be signed by First Union, the Required Banks and the Borrowers, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given, provided, however, that unanimous written consent of all of the Banks shall be required for: (a) any increase in the amount of the Aggregate Loan Commitment;
(b) any reduction in principal, interest, or fees payable by the Borrowers under this Agreement; (c) any extension of the Credit Termination Date or the maturity date of any Loan; (d) any extension of the due date for payment of any principal, interest or fees to be collected on behalf of the Banks; and (e) any release of all or substantially all of the Collateral. No notice to or demand on the Borrowers shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     11.3.  Governing Law. The Loan Documents and all rights and  obligations of
     ---------------------
the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     11.4. Participations and Assignments. Each Borrower hereby acknowledges and
     -------------------------------------
agrees that any Bank may at any time: (a) grant participations in all or any portion of its Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of such Bank or, with the consent of the Borrowers (not to be unreasonably withheld), to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which such Bank may grant a
Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan or increase the Aggregate Loan Commitment; and (b) assign any of its obligations under this Agreement and the Loan Documents.

     11.5. Captions. Captions in the Loan Documents are included for convenience
     ---------------
of reference only and shall not constitute a part of any Loan Document for any other purpose.

     11.6. Notices. All notices, requests, demands, directions, declarations and
     --------------
other communications between the Banks and the Borrowers provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     11.7.  Sharing  of  Collections,  Proceeds  and  Set-Offs;  Application  of
     ---------------------------------------------------------------------------
Payments.
---------
           (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Note which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section) in relation to the aggregate outstanding Loans of all the Banks. Each Borrower agrees, to the fullest extent may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of any Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

           (b) If an Event of Default or Potential Default shall have occurred and be continuing First Union and each Bank and each Borrower agree that all payments on account of the Loans shall be applied by First Union and the Banks as follows:

         First, to First Union for any Agent fees then due and payable under this Agreement until such fees are paid in full;

         Second, to First Union for any fees, costs or expenses (including expenses described in ss. 11.8) incurred by First Union under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

         Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

         Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from the Borrowers until such costs, expenses and fees are paid in full;

         Fifth, to the Banks for their percentage shares of all interest then due and payable from the Borrowers until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

         Sixth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from the Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in
         (a) above determined as set forth in said clause (a).

     11.8.  Expenses;  Indemnification.  The  Borrowers  will  from time to time
     ----------------------------------
reimburse First Union promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, and (iii) the administration of the Loan Documents, including but not limited to all amendments, waivers and advice concerning the Loan Documents. The Borrowers also will from time to time reimburse First Union and each Bank for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, each Borrower hereby agrees to indemnify, protect and hold First Union, each Bank and any holder of any Note and the officers, directors, employees, agents, affiliates and attorneys of First Union, each Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by any Borrower or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     11.9. Survival of Warranties and Certain Agreements. Survival of Warranties
     ----------------------------------------------------
and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in ss.ss.2.8(e), 2.9 and 11.8 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by the Borrowers under the Notes or any other Loan Document.

     11.10. Severability. The invalidity,  illegality or unenforceability in any
     --------------------
jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     11.11. Banks' Obligations Several; Independent Nature of Banks' Rights. The
     -----------------------------------------------------------------------
obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by First Union or any Bank pursuant hereto or thereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     11.12. No Fiduciary Relationship.  No provision in this Agreement or in any
     ---------------------------------
of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Bank to any Borrower.

     11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH BORROWER, FIRST
     -----------------------------------------------------
UNION AND EACH BANK HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

     11.14.  WAIVER OF JURY  TRIAL.  EACH  BORROWER,  FIRST  UNION AND EACH BANK
     ------------------------------
HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH BORROWER, FIRST UNION AND EACH BANK ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, FIRST UNION AND EACH BANK FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL
COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE

LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.15. Counterparts; Effectiveness. This Agreement and any amendment hereto
     -----------------------------------
or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when First Union shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     11.16.  Use of Defined  Terms.  All words used  herein in the  singular  or
     -----------------------------
plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     11.17.  Offsets.  Nothing  in this  Agreement  shall be  deemed a waiver or
     ----------------
prohibition of any Bank's right of banker's lien or offset.

     11.18.  1997  Credit  Agreement.  Simultaneously  with  the  execution  and
     --------------------------------
delivery of this Agreement, the commitment of First Union National Bank, successor by merger with CoreStates Bank, N.A., to make loans under the 1997 Credit Agreement is hereby terminated, and First Union National Bank shall be deemed released in full for all matters in connection therewith or relating thereto. Similarly, simultaneously with the execution and delivery of this Agreement, the interests and obligations of Bank Leumi USA and Riggs Bank N.A., as participants in the interest and obligations of First Union National Bank in and to the 1997 Credit Agreement are hereby terminated, and each of them shall be deemed released in full for all matters in connection therewith or relating thereto.

     11.19. Entire Agreement. This Agreement, the Notes issued hereunder and the
     ------------------------
other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     11.20.  Rights of Banks.  Subject to the provisions of Section 11.7 hereof,
     ------------------------
each of the Banks and their respective Affiliates, without having to account to the other Banks or any other Person, may accept other compensation from the Borrowers and their Affiliates and may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the
Borrowers and their Affiliates to the same extent and under the same circumstances as though the Loan Documents had not been entered into; provided, however, that no such transaction shall be, or cause any Borrower to be, in violation of any Loan Documents as at the time any such transaction shall take place.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                         MLC HOLDINGS, INC.


                         By: /s/______________________________
                         Name:
                         Title:

                         MLC GROUP, INC.


                         By: /s/______________________________
                         Name:
                         Title:

                         MLC FEDERAL, INC.


                         By: /s/______________________________
                         Name:
                         Title:

Notices To:
Kleyton L. Parkhurst
400 Herndon Parkway
Herndon, Virginia 20170
FAX No. 703-834-5718

                         FIRST UNION NATIONAL BANK


                         By: /s/______________________________
                         Name:
                         Title:

Notices To:
Christos Kytzidis
Assistant Vice President
First Union National Bank
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA  19107
FAX No. (215) 973-6900

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                         BANK LEUMI USA


                         By: /s/______________________________
                         Name:
                         Title:

Notices To:
Steven Farron
Vice President
Bank Leumi USA
562 Fifth Avenue
New York, NY 10036
FAX No. (212) 626-1329

                         RIGGS BANK N.A.


                         By: /s/______________________________
                         Name:
                         Title:
Notices To:
Louanne Baily
Vice President
Riggs Bank N.A.
Corporate Banking
808 17th Street, NW
Washington, D.C. 20006
FAX No. (202) 835-5977

                         WACHOVIA BANK, N.A.


                         By: /s/______________________________
                         Name:
                         Title:
Notices To:
Greg Carr
Wachovia Bank, N.A.
227 Fayetteville Street
Raliegh, NC 27601
FAX No.  (919) 755-7722

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                         SUMMIT BANK


                         By: /s/______________________________
                         Name:
                         Title:
Notices To:
Nosh Dutia
Vice President
Summit Bank
750 Walnut Avenue
Cranford, NJ 07016
FAX No.  (908) 709-5466

                         KEYBANK NATIONAL ASSOCIATION

                         By: /s/______________________________
                         Name:
                         Title:
Notices To:
Al Holding
Vice President
KeyBank National Association
34 North Main Street
Dayton, OH 45402
FAX No.  (937) 586-7695




                              [END OF SIGNATURES]

                         Reference Table of Definitions


definition                                                         page defined

1997 Credit Agreement..........................................................1
Accounts Receivable Aging Report...............................................1
Additional Amount.............................................................19
Affiliate......................................................................1
Aggregate Loan Commitment.....................................................14
Agreement......................................................................2
AMC Inventory and Equipment....................................................2
AMC Parties....................................................................2
Asset Management Contracts.....................................................2
Bank...........................................................................1
Banks..........................................................................1
Base Rate......................................................................2
Borrowing Base.................................................................2
Borrowing Base Certificate.....................................................2
Business Day...................................................................3
Buy-Sell Contract..............................................................3
Capital Lease..................................................................3
Capitalized Lease Obligations..................................................3
Code...........................................................................3
Collateral....................................................................38
Commitment Fee................................................................18
Commitment Percentage.........................................................15
Compliance Certificate........................................................26
Credit Termination Date.......................................................14
Debt...........................................................................3
Debt Service...................................................................3
Default Rate...................................................................3
Dollars........................................................................3
EBITDA.........................................................................4
Eligible AMC Inventory and Equipment...........................................4
Eligible Lease.................................................................4
Eligible Non-AMC Inventory and Equipment.......................................5
Eligible Receivable............................................................5
Environmental Control Statutes.................................................5
Equipment......................................................................6
ERISA..........................................................................6
ERISA Affiliate................................................................6
Event of Default..............................................................36
Facility Fee..................................................................18
Federal........................................................................1

Federal Funds Rate............................................................6
First Union....................................................................1
Fiscal Quarter.................................................................6
Fiscal Year....................................................................6
GAAP...........................................................................6
Generally Accepted Accounting Principles.......................................6
Governmental Authority.........................................................6
Hazardous Substances...........................................................6
Holdings.......................................................................1
Indebtedness for Borrowed Money................................................7
Indemnitees...................................................................43
Intangible Assets..............................................................7
Interest Period................................................................7
Inventory......................................................................7
Investment.....................................................................7
Investment Grade Credit........................................................8
Lease..........................................................................8
Lease Documents................................................................8
LIBO Rate......................................................................8
LIBO Rate Loans................................................................8
LIBO Rate Margin...............................................................8
LIBO Rate Reserve Percentage...................................................8
Lien...........................................................................8
Loan..........................................................................14
Loan Commitment...............................................................14
Loan Documents.................................................................9
Loans.........................................................................14
Material Adverse Change........................................................9
Material Adverse Effect........................................................9
MLC............................................................................1
Multiemployer Plan.............................................................9
Net Cost.......................................................................9
Net Income.....................................................................9
Net Present Value of Lease Payments............................................9
Net Worth......................................................................9
Non-AMC Inventory and Equipment................................................9
Non-Investment Grade Credit...................................................10
Note..........................................................................15
Notes.........................................................................15
Obligations...................................................................10
Operating Lease...............................................................10
Ordinary Course Sale or Financing.............................................10
Participants..................................................................41
Participations................................................................41
PBGC..........................................................................11

Pension Plan.................................................................11
Permitted Liens...............................................................11
Person........................................................................12
Plan..........................................................................12
Potential Default.............................................................12
Present Value of Lease Payments...............................................12
Prohibited Transaction........................................................12
Quarterly Inventory Report....................................................12
Receivables...................................................................12
Regulation....................................................................12
Regulation D..................................................................13
Regulatory Change.............................................................13
Release.......................................................................13
Reportable Event..............................................................13
Request for Advance...........................................................16
Required Banks................................................................13
Residuals Report..............................................................13
Security Agreement............................................................13
Solvent.......................................................................13
Subsidiary....................................................................13
Tangible Net Worth............................................................14
Taxes.........................................................................14
Termination Event.............................................................14
Unfunded Pension Liabilities..................................................14
Unrecognized Retiree Welfare Liability........................................14
Year 2000 Problem.............................................................14

                                                                       EXHIBIT A

                     Banks' Loan Commitments and Percentages


         Bank                        Commitment     Percentage

First Union National Bank           $15,000,000             30%
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA 19107
Fax No. 215-973-6900

Bank Leumi USA                      $ 7,000,000             14%
562 Fifth Avenue
New York, NY 10036
Fax No. 212-626-1329

Riggs Bank N.A                      $ 7,000,000             14%
Corporate Banking
808 17th Street, NW
Washington, D.C. 20006
Fax No. 202-835-5977

Summit Bank                         $ 7,000,000             14%
750 Walnut Avenue
Cranford, NJ 07016
Fax No. 908-709-5466

Wachovia Bank, N.A                  $ 7,000,000             14%
227 Fayetteville Street
Raleigh, NC 27601
Fax No. 919-755-7722

KeyBank National Association        $ 7,000,000             14%
34 North Main Street
Dayton, OH 45402
Fax No. 937-586-7695
                                    -----------    -----------

                                    $50,000,000         100.00%


                                                                       EXHIBIT B

                                      Note


$___,000,000                                                    Philadelphia, PA
                                                               December 18, 1998

For Value Received, MLC HOLDINGS, INC., a Delaware corporation ("Holdings"), MLC GROUP, INC., a Virginia corporation ("MLC"), and MLC FEDERAL, INC., a Virginia corporation ("Federal") (collectively, the "Borrowers" and individually, a "Borrower") hereby jointly and severally promise to pay to the order of _____________ (the "Bank"), in lawful currency of the United States of America in immediately available funds at the offices of FIRST UNION NATIONAL BANK located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the earlier to occur of acceleration of the maturity date as provided in the Credit Agreement described below or the Credit Termination Date, the principal sum of ______________ MILLION DOLLARS ($____,000,000) or, if less, the then unpaid principal amount of all Loans made by the Bank pursuant to the Credit Agreement (defined below).

The Borrowers jointly and severally promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement, dated December 18, 1998, by and among the Borrowers and the banking institutions named therein, with First Union National Bank, as Agent (as such may be amended, modified, supplemented, restated and/or replaced from time to time, the "Credit Agreement").

This Note is a Note referred to in the Credit Agreement. This Note is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement. Capitalized terms used in this Note but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. This
Note is subject to voluntary prepayment and mandatory repayment prior to demand, acceleration of maturity or the Credit Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigneds' liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness relating to the Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF CONFLICT OF LAWS.

                         MLC HOLDINGS, INC.


                         By: /s/______________________________
                         Name:
                         Title:

                         MLC GROUP, INC.


                         By: /s/______________________________
                         Name:
                         Title:

                         MLC FEDERAL, INC.


                         By: /s/______________________________
                         Name:
                         Title:

                                                                       EXHIBIT C

                           Borrowing Base Certificate



Date of Certificate:        _________________________

Date of Information:        _________________________



To: First Union National Bank


Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to the terms of ss.ss.4.1(b) or 5.1(g), as appropriate, of the Credit Agreement, dated as of December 18, 1998, as currently in effect. Capitalized terms used without definition below have the same meanings as they have in the Credit Agreement.

We hereby certify that:

1. No Potential Default or Event of Default has occurred and is continuing as of the date of this Borrowing Base Certificate.

2. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Banks pursuant to the terms of ss. 5.1 of the Credit Agreement], except as disclosed on the attached schedules.

3. The information set forth on the attached schedules is true, current and complete as of the date of this Borrowing Base Certificate.

         MLC HOLDINGS, INC.                  MLC FEDERAL, INC.


         By: ______________________________  By: _______________________
         Name:                               Name:
         Title:                              Title:

         MLC GROUP, INC.


         By: ______________________________
         Name:
         Title:

                               MLC Holdings, Inc.
                                 MLC Group, Inc.
                                MLC Federal, Inc.
                   Computation of Borrowing Base Availability
                   ______________________, _________________
Collateral Loan Value
A.    Eligible Leases @ the lesser of:
      (a) 95% of the acquisition cost
      of the equipment subject to such
      Leases or (b) 100% of the Net
      Present Value of Lease Payments             $_____________

B.    Eligible Receivables* @ 100%
      (subject to $6,000,000 sublimit)            $_____________

C.    Eligible AMC Equipment
      and Inventory @ 95% of the                  $_____________
      acquisition cost, net all rebates,
      allowances and credits

D.    Eligible Non-AMC Equipment
      and Inventory* @ 90% of the
      acquisition cost, net all rebates,
      allowances and credits
      (subject to $5,000,000 sublimit)            $_____________

1.    Total Eligible Collateral                   $_____________

     * Neither Eligible Receivables nor Eligible Non-AMC Equipment and Inventory can at any time exceed 50% of the Borrowing Base.

Maximum Loans
2.    Maximum Loans: $50,000,000                                 $ 50,000,000.00

Credit Usage
3.    Aggregate Loan Balance (principal) at date of certificate  $______________

Loan Availability
4.       Line 1 minus Line 3                                     $______________

5.       Line 2 minus Line 3                                     $______________

6.       Availability (Line 4 or Line 5 whichever is less)       $______________

7.       Amount of Loan Requested This Date (if any)             $______________
         (Not to exceed line 6)

 Certification:                                   Date:_________________________



MLC HOLDINGS, INC.                  MLC FEDERAL, INC.


By: ______________________________  By: _______________________
Name:                               Name:
Title:                              Title:

MLC GROUP, INC.


By: ______________________________
Name:
Title:

 New Collateral and Cumulative Collateral Information shall be provided together with the Borrowing Base Certificate, and shall include, but not be limited to, the following information: Customer Name, Contract Number, Monthly Payment, Lease Term, Remaining Term, Gross Remaining, Equipment Cost.

                                                                       EXHIBIT D

                               Security Agreement

         This Security Agreement, dated December 18, 1998, by and among MLC HOLDINGS, INC., a Delaware corporation ("Holdings"), MLC GROUP, INC., a Virginia corporation, and MLC FEDERAL, INC., a Virginia corporation ("Federal"), each with its main business office located at 400 Herndon Parkway, Herndon, Virginia 20170 (collectively, the "Debtors" and individually, a "Debtor") and FIRST UNION NATIONAL BANK, a national banking association, as agent for itself and on behalf of each of the Banks now or hereafter party to the Credit Agreement (defined below) (the "Secured Party"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

                              Preliminary Statement

         This Security Agreement is entered into in accordance with and is a condition precedent to any Loan under the Credit Agreement.

         Now, therefore, the Debtors and the Secured Party, intending to be legally bound, agree as follows:

         1.       Definitions.

         As used herein the following terms shall have the meanings indicated:

         (A) "Accounts," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory" and "Proceeds" shall have the meanings assigned to them under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania and shall be applicable solely for purposes of the Collateral.

         (b) "Collateral" means all of the assets of each Debtor, whether real or personal, tangible or intangible, now existing or hereinafter acquired, including but not limited to all: (i) Chattel Paper (including all amendments, replacements, amendment and restatements and substitutions thereof), (ii) Goods, Inventory, Equipment and other items of personal property held by any Debtor for any reason (including but not limited to repossession or return) or leased by any Debtor to third parties, and all existing and future accessions, accessories and attachments thereto and replacements thereof, (iii) cash, deposit accounts and Accounts; (iv) contracts, warranty rights, Instruments and Documents related to any of the foregoing, (v) trademarks, together with the registrations and right to all renewals thereof, and the goodwill of the business symbolized by the trademarks, (vi) patents and copyrights, (vii) proprietary computer programs and all intellectual property rights therein and all other proprietary information including, but not limited to, trade secrets, (viii) General Intangibles; (ix) existing and future books and records relating to any of the foregoing items, and (x) products and Proceeds, cash and non-cash, (including but not limited to insurance proceeds, rents, issues, income and profits) of any of the foregoing. The term "Collateral" shall not include any Inventory or Chattel Paper that has been sold to a third party or refinanced with another lender pursuant to an Ordinary Course Sale or Financing (provided, however, that if any of such Inventory or Chattel Paper is ever returned to a Debtor, it shall once again be deemed "Collateral").

          (C) "Credit Agreement" means that certain Credit Agreement, dated December 18, 1998 (as such agreement may be amended, restated, modified, replaced or substituted hereafter) between the Debtors, the banking institutions signatories thereto, and Secured Party as agent for itself and the other banking institutions (the Secured Party, in its individual capacity, and said banking institutions, collectively, the "Banks" and, individually, a "Bank").

         (D) "Lease" means any capital lease or operating lease (or conditional sales agreement or any similar financing arrangement) upon which any Debtor is the lessor or an assignee of the lessor which lease is included in the Collateral.

         (E) "Liabilities" means all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Debtors to the Banks arising hereunder or in respect of the Notes or otherwise in connection with the Credit Agreement or any Loan Document plus all obligations of the Debtors to any Bank in respect of any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

         (F) "Prevailing Interest Rate" as of any date means the highest rate of interest then payable by the Debtors under any Loan.

         2.       Grant of Security; Assignment of Leases.

         To secure the payment, promptly when due, and the punctual performance of all of the Liabilities, each Debtor hereby:

         (A) pledges and assigns to the Secured Party, and grants to the Secured Party and agrees that the Secured Party shall have, a general continuing lien upon and security interest in all the Collateral, which lien and security interest shall be a general continuing first priority lien upon and security interest in all the Collateral.

     (b) assigns and transfers to the Secured Party all such Debtor's right, title and interest in and to all rentals and other amounts payable under the Leases, and all proceeds from insurance and any proceeding, payable to or receivable by such Debtor under or in connection therewith, and all rights, powers and remedies (b)ut none of the duties or obligations, if any) of such Debtor under the Leases, including all rights of such Debtor to give and receive any notice, consent, waiver, demand or approval under or in respect of the Leases, to exercise any election or option thereunder or in respect thereof, to accept any surrender of any property subject thereto, to execute and deliver any bill of sale for any such property, and to do all other things which such Debtor is entitled to do under the Leases.

         3.       Leases.

          (A) Each Debtor shall remain liable as lessor under its Leases to perform all the obligations assumed by each Debtor thereunder. The obligations of each Debtor under the Leases may be performed by Secured Party or any subsequent assignee of the Secured Party ("Subsequent Secured Party") without releasing any Debtor therefrom. The Secured Party or any Subsequent Secured Party shall have no liability or obligation under the Leases by reason of this Agreement and shall not, by reason of this Agreement, be obligated to perform any of the obligations of any Debtor under any Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

         (b) Each Debtor hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in the Leases, and (ii) subject to such Debtor's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right it may have under the Leases.

         (C) Each Debtor does hereby warrant and represent that all Leases are in full force and effect and that no Debtor has assigned or pledged, and hereby covenants that no Debtor will assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than the Secured Party.

         (D) Each Debtor does hereby warrant and represent that for each Lease with an original equipment cost in excess of $50,000, it has taken all possible action to protect its first-priority security interest in such leased property, which may include filing UCC or other financing statements (listing the applicable Debtor as the secured party, the lessee as debtor, and such leased property as collateral) in such locations as would be required by applicable law (if such Debtor were a secured party and the lessee were a debtor) under the UCC or other applicable statute or regulation, which is assignable to the Secured Party. If any Debtor assumes a pre-existing Lease, such Debtor shall use its best efforts to comply with this ss. 3(D) to the extent permitted under such Lease.

         (E) Subject to the provisions of this Agreement, and until the occurrence of an Event of Default and upon demand by the Secured Party, a Debtor may exercise all the rights and enjoy all the benefits of the lessor under its Leases.

         4. Books and Records. Each Debtor shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Secured Party fully and accurately informed as to the locations of all such books and records and shall permit the Secured Party's agents to have such access to them and to any other records pertaining to the Debtor's business as the Secured Party may request from time to time.

         5.       Control of and Access to Collateral.

          (A) Prior to any Lease being included in the Borrowing Base calculation, each originally executed Lease included in the Collateral shall be marked "Original" and legended in form satisfactory to the Secured Party to indicate that it is the only original of the Lease held by any Debtor; provided, however, that a Debtor may provide its Lessee with a duplicate original, which shall be sufficiently legended so as to indicate that the Debtor holds the true "Original." All other copies shall be marked "copy." The Secured Party may at any time and in its sole discretion request possession any or all original Leases; from and after such request, any Leases subject to such request shall not be included in the Borrowing Base unless and until such original Leases are delivered by the Debtors to the Secured Party together with a list of the invoices for the equipment being leased (which list shall include the invoice number, invoice date, vendor identity, description of equipment, amount of invoice and the number and date of the check whereby the invoice was paid by the applicable Debtor). Further, if Secured Party shall so request in connection with its periodic reviews of the Collateral and the Borrowing Base (or at any time after the occurrence of an Event of Default), the Debtors shall make available to Lender the original paid invoices with respect to all equipment related to Leases, regardless of whether such Leases were made pursuant to Asset Management Contracts.

         (b) Upon the occurrence of an Event of Default, the Secured Party shall have the right at any time to take possession of the Collateral or any part thereof. Notwithstanding any such taking of possession, the Collateral shall remain at all times at the applicable Debtor's sole risk, and to the full extent permitted by law the Secured Party shall not be responsible for any loss, damage or diminution in the value thereof. All costs of transportation, packaging, custody, processing, storage, and insurance of any unit or item of Collateral which may be incurred by the Secured Party shall be promptly repaid to the Secured Party by the Debtors together with interest thereon at the Prevailing Interest Rate, and such Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities.

         (C) If any item or unit of Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, the Debtors will promptly procure the necessary certificate of title and take all steps necessary to cause the Secured Party's lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that the Secured Party has a first priority, perfected security interest in each such item or unit of Collateral, and shall thereafter deposit the original of such certificate of title with the Secured Party.

         (D) The Debtors shall immediately notify the Secured Party of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and the Debtors' best estimate of the amount of such deterioration, loss or depreciation.

         (E) The Debtors shall afford the Secured Party's agents access to the Collateral from time to time upon request for purposes of examination, inspection and appraisal thereof and to verify the Debtors' books and records pertaining thereto. After an Event of Default and upon the Secured Party's demand therefor, the Debtors shall assemble the Collateral and make it available to the Secured Party at such place reasonably convenient to both parties as the Secured Party may designate, and the Secured Party's rights to such assemblage shall be enforceable by injunction. If an Event of Default shall not exist, the Secured Party shall furnish written prior notice to the Debtors reasonably in advance of any intended examination, inspection, appraisal and verification and such activity shall commence during the Debtor's normal business hours.

         (F) From and after the occurrence of an Event of Default hereunder, the Debtors shall pay to the Secured Party on demand any and all expenses of conducting any and all periodic examinations or reviews or causing any periodic examinations or reviews of Collateral determined to be appropriate by the Secured Party (including but not limited to reasonable attorneys' fees and legal expenses) which may be incurred by the Secured Party, with interest at the Prevailing Interest Rate.

         (G) Upon an Event of Default, the Secured Party is hereby granted a license or other right to use, without charge, Debtors' labels, intellectual property, or use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Debtors' rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

          6. Maintenance of Collateral; Sale. Subject to the Debtors' business judgment and reasonable commercial practice, the Debtors shall take good care of the Collateral and shall afford it suitable preventive maintenance. The Debtors shall pay the cost of all repairs to or maintenance of the Collateral and shall not permit anything to be done that might in any way impair the value of any of the Collateral or any of the security intended to be afforded by this Agreement. The Debtors shall conscientiously adhere to a well designed internal control system with respect to the Collateral, and such system shall be capable of permitting the Debtors and the Secured Party to identify readily at any time the location and condition of each and every item of Collateral. The Debtors will not permit any of the Collateral to become or be a fixture. The Debtors shall not sell, exchange, salvage, replace or dispose of any items or unit of its Inventory or Equipment or any of its rights therein, except that so long as no Debtor is in default hereunder, the Debtors shall have the right to sell its Inventory and Equipment in each case in the ordinary course of its business and it shall have the right to lease or re-lease its Inventory and Equipment in the ordinary course of its business.

         7.       Insurance.

         (a) The Debtors shall bear the risk of each item or unit of Inventory and Equipment being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Agreement, and shall at its own cost and expense obtain and keep in full force and effect, in kind and form reasonably satisfactory to the Secured Party, or in the alternative shall cause the lessee under each applicable Lease to do the same with respect to Inventory or Equipment subject to the lessee's Lease, all risk of physical loss or damage insurance covering the Inventory and Equipment wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated with the Debtors (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by organizations engaged in the same business or similarly situated with the Debtors. All policies of such insurance shall be written for the benefit of the applicable Debtor as the insured.

         (b) If the Debtors or the applicable lessee fails to pay any premium on any such insurance, the Secured Party shall have the right, but shall be under no obligation, to pay such premium for such Debtor's account. Such Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of insurance premiums, with interest thereon at the Prevailing Interest Rate, and such Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. Each Debtor hereby assigns to the Secured Party any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay the Secured Party any amount so due. The Debtors' right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof.

         8.       Title to Collateral.

          (A) Each Debtor has acquired or shall acquire absolute and exclusive title to each and every item or unit of the Collateral attribute to it free and clear of all liens, claims, security interests and other encumbrances, except as permitted under the Credit Agreement, and each Debtor shall warrant and defend its title to such Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever. Without limiting the generality of the foregoing, no Debtor shall pledge, assign or otherwise encumber, or permit any liens or security interests (other than those in favor of the Secured Party) to attach to, any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process.

         (b) The Secured Party may, at its sole election but without obligation to do so, discharge any unpermitted encumbrance pertaining to the Collateral and all expenses incurred by the Secured Party in so doing, together with interest thereon at the Prevailing Interest Rate, shall be added to the Liabilities and shall be payable by the Debtors on demand.

     9. Taxes and Liens. The Debtors shall promptly notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (b)ut shall be under no obligation) to pay any tax or other liability of the Debtors deemed by the Secured Party in good faith to affect the Secured Party's interests hereunder. The Debtors shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of taxes or other liabilities of the Debtors, with interest thereon at the Prevailing Interest Rate, and the Debtors' liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtors' assets.

         10.      Collection of Accounts, Etc.

         (A) Until otherwise notified by the Secured Party, the Debtors may collect all the Accounts but the Proceeds of all Accounts so collected by the Debtors shall be held by the Debtors in trust for the Secured Party. The Secured Party may at any time during the existence of an Event of Default terminate the authority hereby given to the Debtors to collect the Proceeds of such Accounts and, acting if it so chooses in each Debtor's name, collect such Accounts itself, directly or through an agent, sell, assign, compromise, discharge or extend the time for payment of such Accounts, institute legal action for the collection of such Accounts and do all acts and things necessary or incidental thereto, and each Debtor hereby ratifies all that the Secured Party shall lawfully do under the authority hereby granted to it. The Secured Party may at any time during the existence of an Event of Default, without notice to any Debtor, notify any account debtor on any such Account that such Account has been assigned to the Secured Party and is to be paid directly to the Secured Party. Alternatively, at its election the Secured Party may require any Debtor to, and in such event such Debtor at its sole expense will, notify its account debtors that payments thereon are thenceforth to be made directly to the Secured Party. Without the written consent of the Secured Party in each case, no Debtor shall compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any such Account except for minor indulgences or allowances in the ordinary course of business which are not related to an extension or restructuring of credit to an account debtor of a duration in excess of 30 days in any instance.

         (B) If any such Account arises out of a contract with the United States or any department, agency or instrumentality thereof, the Debtors will immediately so notify the Secured Party in writing and will execute all instruments and take all steps required by the Secured Party in order that the security interest of the Secured Party hereunder in all such Accounts under such contract and the Proceeds thereof shall be perfected under the Federal Assignment of Claims Act.

          (C) From and after the occurrence and during the continuance of any Event of Default, if any of the Collateral is or becomes evidenced by a promissory note, draft, trade acceptance, Chattel Paper, Instrument or Document of Title, the Debtors will promptly deliver the same to the Secured Party appropriately endorsed to the Secured Party's order. Regardless of the form of such endorsement, each Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. The Debtors will promptly notify the Secured Party of any Material Adverse Change of which it has knowledge in the financial condition of any account debtor on any material Account pertaining to a Lease or in the collectibility of any of such Accounts, and of all claims, rejections, returns and adjustments which may result in a material reduction of the liability of an account debtor on any such Account.

         11.      Locations of the Collateral; Name.

         (A) If any of the Collateral or any of the Debtors' records concerning any of the Collateral are at any time to be located on premises leased by any Debtor, or any premises owned by any Debtor subject to a mortgage or other lien, the Debtors shall obtain and deliver to the Secured Party, prior to the delivery of any such Collateral or books or records to such premises, an agreement in form satisfactory to the Secured Party waiving the landlord's, mortgagee's or other lienholder's right to enforce against the Collateral or the Debtors' records concerning the same and assuring the Secured Party's access to such Collateral and books and records to facilitate the Secured Party's exercise of its rights to take possession thereof. The location of each Debtor's chief executive office and all locations at which any Debtor maintains a place of business are set forth in Schedule A, and each Debtor agrees to provide the Secured Party annually with a list of each location of any such place of business or the establishment of any additional place of business of the Debtors.

         (B) Each Debtor represents and warrants that at no time during the past five (5) years has it been known by or used any other name, including any trade or fictitious name, except as disclosed in Schedule A.

         12. Further Assurances. The Debtors shall continue to conduct their business in substantially the manner heretofore conducted and will make no material changes therein which might impair the security of the Secured Party. The Debtors shall execute and deliver to the Secured Party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the Secured Party may reasonably request in order further to evidence or carry out the intent of this Agreement or to perfect the liens and security interests created hereby or intended so to be.

         13.      Default and Remedies.

         (A) The Debtors shall be in default hereunder upon the occurrence of any one of the following events (each an "Event of Default"):

                  (1) any Debtor shall fail to pay any amount payable in respect of any Liability when due (including the expiration of any applicable grace periods).

                  (2) any representation, warranty or information herein, heretofore or hereafter furnished to the Secured Party by any Debtor in connection with any of the

                           Liabilities, including any warranty made by such Debtor through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

                  (3) any Debtor shall fail to timely perform any of its obligations under this Agreement.

                  (4) there shall exist any Potential Default or Event of Default as defined under the Credit Agreement.

     (b) Upon the  occurrence of any Event of Default which shall be continuing,
(i) unless the Secured Party elects otherwise, the entire unpaid amount of such of the Liabilities as is not then otherwise due and payable shall become immediately due and payable without notice to or demand on any Debtor, (ii) the Secured Party or its agents may enter any Debtor's premises to exercise the Secured Party's right to take possession of any Collateral, and (iii) the Secured Party may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to assemble, receipt for, adjust, modify, repair, refurnish or refurbish (b)ut without any obligation to do so) or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings. Each Debtor agrees that the Secured Party or its nominee may become the purchaser at any such sale or sales. Each Debtor further agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

     (C) The exercise by the Secured Party of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Secured Party may proceed against the Debtors or any of them and the Collateral and any other collateral granted by any Debtor to the Secured Party under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Secured Party as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by the Secured Party as security until all the Liabilities are fully satisfied. The Debtors shall pay to the Secured Party on demand any and all expenses (including reasonably attorneys' fees and legal expenses) which may have been incurred by the Secured Party with interest at the Prevailing Interest Rate (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Secured Party deems the same advisable. The Debtors' liability to the Secured Party for any such payment with interest shall be included in the Liabilities. The Proceeds of any Collateral received by the Secured Party at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as the Secured Party may elect. Each Debtor to the extent of its rights in the Collateral waives and releases any right to require the Secured Party to collect any of the Liabilities from any other of the Collateral or any other collateral then held by the Secured Party under any theory of marshaling of assets or otherwise.

          14. Power of Attorney. Each Debtor hereby irrevocably appoints any officer, employee or agent of the Secured Party as its true and lawful attorney-in-fact with power to (i) endorse such Debtor's name upon any notes, checks, drafts, money orders, or other instruments or payments or other Collateral that may come into the Secured Party's possession; (ii) sign and endorse such Debtor's name upon any documents of title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to such Debtor's rights therein; and (iii) execute in such Debtor's name and file one or more financing, amendment and continuation statements covering the Collateral. Any such attorney of such Debtor shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as such Debtor might do, and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

         15. Financing Statements. Each Debtor shall execute all financing statements and amendments thereto as the Secured Party may request from time to time to evidence the security interest granted to the Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, each Debtor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of such Debtor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement.

         16.      Miscellaneous.

         (A) This Agreement shall commence on the date hereof and shall continue in full force and effect so long as any of the Liabilities shall exist from time to time.

         (b) No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought. This Agreement and any amendment hereto or waiver of any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (C) The representations, warranties, covenants and agreements contained herein are all material and continuing, and any breach of them shall constitute a material breach of this Agreement.

         (D) All the rights and remedies of the Secured Party hereunder shall be concurrent and cumulative with and not alternative to or in lieu of the Secured Party's rights and remedies under any other agreement or agreements.

         (E) This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no Debtor shall assign any of its rights hereunder without the Secured Party's prior written consent.

         (F) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (G) No persons other than the Debtors and the Secured Party, and the assignees of the Secured Party, are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         (H) Each Debtor acknowledges that this Agreement and the obligations of the Debtors hereunder and the security created or intended to be created hereby have constituted, and were intended by such Debtor to constitute, a material inducement to the Secured Party to enter into the Credit Agreement and other agreements referred to therein, knowing that the Secured Party will rely upon this Agreement. Each Debtor intends to be legally bound hereby.

         (I) This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                                     Debtors

                         MLC HOLDINGS, INC.


                         By: /s/______________________________
                         Name:
                         Title:
                         MLC GROUP, INC.


                         By: /s/______________________________
                         Name:
                         Title:

                         MLC FEDERAL, INC.


                         By: /s/______________________________
                         Name:
                         Title:
Notices To:
Kleyton L. Parkhurst
400 Herndon Parkway
Herndon, Virginia 20170
FAX No. 703-834-5718
                                                     Secured Party

                         FIRST UNION NATIONAL BANK


                         By /s/Christos Kytzidis
                         -----------------------
                         Name: Christos Kytzidis
                         Title: Assistant Vice President
Notices To:
Mr. Christos Kytzidis
Assistant Vice President
First Union National Bank
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA  19107
FAX No. (215) 973-6900

                                                                      Schedule A

1. None of the Collateral or books and records relating to the Collateral is or will be located or used at any location other than the following:
                  400 Herndon Parkway, Herndon, Virginia 20170


2. The location of the each Debtor's chief executive office and all locations at which each Debtor maintains a place of business are as follows:

         MLC Holdings, Inc.
                  Chief executive office: 400 Herndon Parkway, Herndon, VA 20170

         MLC Group, Inc.
                  Chief Executive Office: 400 Herndon Parkway, Herndon, VA 20170

          Other Locations:
          48 Cox Road, Suite 200, Office Number 219, Glen Allen VA 23060-9248 5220 Spring Valley Road, Suite 202, Dallas TX 75240
          5130  Bonita  Road,  Suite C,  Bonita CA 91502
          6616 Six Forks Road, Suite  201,  Raleigh  NC  27615
          1900  Point  West  Way,  Suite  120, Sacramento CA 95815
          406 Willowbrook  Lane, West Chester PA 19382
          235 Alpha Drive, Suite 203, Pittsburgh PA 15238

          MLC Federal,  Inc.
               Chief Executive Office: 400 Herndon Parkway,  Herndon VA 20170

3. During the past five years no Debtor has used or been known by any other name, including any trade or fictitious name, except that MLC Group, Inc. was formerly known as "Municipal Leasing Corporation."




+ Denotes a sales office at which no records are kept and at which inventory is not customarily kept.

                                                                       EXHIBIT E

                             Compliance Certificate

         The undersigned officers of MLC Group, Inc. ("MLC"), MLC Holdings, Inc. ("Holdings") and MLC Federal, Inc. ("Federal") hereby certify to First Union National Bank, as agent for itself and each of the Banks now or hereafter party to the Credit Agreement (defined below) that as such officers they are authorized to execute this certificate on behalf of MLC, Holdings, and Federal and do further certify that:

            1. Each of MLC, Holdings, and Federal has complied and is in compliance with all covenants, agreements and conditions in the Credit Agreement and each other Loan Document at the date hereof.

            2. Each representation and warranty contained in the Credit Agreement and each other Loan Document is true and correct at the date hereof.

            3. No Event of Default or Potential Default under the Credit Agreement or any other Loan Document exists at the date hereof.

            4. No Material Adverse Change has occurred since the date of the Credit Agreement.

            5. The covenant compliance calculations set forth in Attachment 1 hereto are true and correct at the dates specified.

         The term "Credit Agreement" means that certain Credit Agreement, dated December 18, 1998, among MLC, Holdings, and Federal and certain banking institutions named therein with First Union National Bank, as agent, as said credit agreement shall have been amended, restated, supplemented, or replaced through the date of this certificate. Terms not defined herein to have the meanings defined in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate in their capacity as an officer of MLC, Holdings and Federal this ___ day of ______________, _______.


MLC HOLDINGS, INC.                  MLC FEDERAL, INC.


By: ______________________________  By: ______________________________
Name:                                                Name:
Title:                                               Title:


MLC GROUP, INC.


By: ______________________________
Name:
Title:

                                                                ATTACHMENT NO. 1
                                                       TO COMPLIANCE CERTIFICATE

COVENANT COMPLIANCE CALCULATIONS
MLC HOLDINGS, INC.
MLC GROUP, INC.
MLC FEDERAL, INC.
for the (quarter, year)
ending


1.       6.3    Guarantees.

         Borrowers as a group shall not Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person (including but not limited to any Subsidiary of any Borrower), contingently or otherwise, in any amounts that would exceed an aggregate of $12,000,000 for all Borrowers.

                                    Calculation:

2.       7.1    Minimum Tangible Net Worth.

         Minimum Tangible Net Worth. Tangible Net Worth of Holdings and its Subsidiaries on a consolidated basis will not at any time be less than the sum of (i) $32,500,000, (ii) fifty percent (50%) of net income for each Fiscal Quarter ending after September 30, 1998 without deduction for any net losses and (iii) eighty percent (80%) of any additions to paid-in capital contributed after September 30, 1998, provided however any additions to paid-in capital after September 30, 1998 which are made for the purpose of enabling Holdings to be in compliance with the terms and conditions of this Agreement or any other Loan Document shall not increase minimum Tangible Net Worth requirement if at the time of such addition Holdings shall provide written notice of such purpose to the Banks specifying the amount required therefor.
 .

                                    Calculation:


3.       7.2    Debt to Tangible Net Worth.

         The ratio of Debt (including, without limitation, Debt represented by the Note) to Tangible Net Worth of Holdings and its Subsidiaries on a consolidated basis will not exceed 5.5:1 as at the end of any Fiscal Quarter. For the purposes of calculating this ratio, the term "Debt" shall not include any debts with respect to which the creditor does not have recourse to any Borrower or any of its respective assets.

                                    Calculation:

 4.      7.3   Fixed Charge Ratio.

         The ratio of EBITDA to Debt Service of Holdings and its Subsidiaries on a consolidated basis for the four (4) most recently ended consecutive Fiscal Quarters will not be less than 1.25:1.


                                    Calculation:

5.       7.4   Borrowing Base

         The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Aggregate Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date any Borrower first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.
                                    Calculation:


6. 7.5 Delinquency of Portfolio. The delinquency will not exceed the following, as presented substantially in the form of Exhibit F to the Credit Agreement:

         (i) Asset Management Contracts. In the case of accounts receivable pertaining to Asset Management Contracts, the aggregate amount of accounts receivable which are more than 120 days past due will not exceed five percent (5%) of the aggregate amount of all such accounts receivable. Notwithstanding the Borrowers' internal record keeping procedures, an account receivable shall not be deemed to be more than 120 days past due with respect to any individual Asset Management Contract until 120 days shall have elapsed following the date such contract was executed, delivered and made effective. For purposes of this calculation, contracts that have been amended or otherwise modified or waived in order to cure any delinquency shall be deemed to be delinquent in their entireties.

     (ii) Buy-Sell Contracts. In the case of accounts receivable pertaining to Buy-Sell Contracts, the aggregate amount of accounts receivable which are more than 60 days past due will not exceed five percent (5%) of the aggregate amount of all such accounts receivable. An account receivable pertaining to Buy-Sell Contracts shall be deemed to be more than 60 days past due with respect to any individual contract if it is 60 days past due as specified in the applicable contract. For purposes of this calculation, contracts that have been amended or otherwise modified or waived in order to cure any delinquency shall be deemed to be delinquent in their entireties.

     (iii) Lease Portfolio. In the case of accounts receivable pertaining to lease agreements, the aggregate amount of accounts receivable which are more than 60 days past due will not exceed five percent (5%) of the aggregate amount of all such accounts receivable. An account receivable pertaining to a lease agreement shall be deemed to be more than 60 days past due with respect to any individual agreement if it is 60 days past due as specified in the applicable agreement. For purposes of this calculation, leases that have been amended or otherwise modified or waived in order to cure any delinquency shall be deemed to be delinquent in their entireties.


                                                                       EXHIBIT F


                        Accounts Receivable Aging Report

                              Date:________________

- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

                                                 Current    1-30 days   31-60      61-90 days   91-120 days  120+ days
                                                                        days
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

Buy/Sell Contract-Related Receivables
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

Lease Portfolio (includes direct finance and
operating leases)
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

Invoiced AMC-Related Receivables*
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

TOTAL
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------


- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

AMC Receivables less than 120 days
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

AMC Receivables over 120 days
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

TOTAL AMC Receivables
- ------------------------------------------------ ---------- ----------- ---------- ------------ ------------ ------------

* AMC contracts which have been invoiced for payment.

                                                                       EXHIBIT G


                           Quarterly Inventory Report
                              Date: ______________

                                 TOTAL INVENTORY

                                                                  Dollar Amount


MLC Group         New equipment to be placed under lease       $________________

MLC Group         Used Off-Lease Equipment                     $________________


MLC Group         Used Equipment from the Buy/Sell Business    $________________

                                                               $________________


MLC Integrated    New Equipment                                $________________


MLC Network       New Equipment                                $________________


                                                               $________________


PC Plus           New Equipment                                $________________


                  TOTAL INVENTORY                              $________________



    Inventory amount written off since previous quarter        $________________

    Total amount of equipment in inventory for over 90 days.   $________________

                                                                       EXHIBIT H


                                Residuals Report
                                 Date: _________




                                                         Inception Through Date

Remarketing Fees

Lessee Purchase Revenues

Sale proceeds - from third parties


Renewal Revenue


Equity Sale Revenue


PV Firm Renewals


Early Term Revenues

Basis to New Lease

Impairment of investments of third parties                 ____________________

Other adjustments

         Total Net Remarketing Revenue

         Original Residual Value - Unimpaired             _____________________

Remarketing Profit                                        _____________________


Realization Over Original Residual Value

                                                                      SCHEDULE 1
                               Disclosure Schedule

Section 3.2 Stock Ownership (only holders of 5% or more of the relevant company's stock are named)

MLC Holdings, Inc.

         Stockholder                                     Percentage Held
         -----------                                     ---------------
         J.A.P. Investment Group, L.P.                       27.3%
         Bruce M. and Elizabeth D. Bowen                      9.9%
         William J. Slaton                                    5.3%
         Kevin M. Norton                                      5.0%
         Patrick J. Norton                                    4.8%
         Thayer Leasing, LLC                                 13.1%

MLC Group, Inc.

         Stockholder                                     Percentage Held
         -----------                                     ---------------
         MLC Holdings, Inc.                              100.00%

MLC Federal, Inc.

         Stockholder                                     Percentage Held
         -----------                                     ---------------
         MLC Holdings, Inc.                              100.00%

Section 3.3: Litigation
- -----------------------

1. MLC Group ("MLC") was a party to several schedules under a master agreement to finance state lottery equipment for a company known as Lottery Enterprises, Incorporated, now known as On Point Technologies ("On Point"). MLC was entitled to share in the residual value of the equipment. On Point had financial difficulties and was taken over by new management which failed to pay MLC's residual share. MLC demanded an accounting. On Point raised several claims against MLC, all of which the Company believes, based on the advice of counsel, are frivolous and were asserted to avoid payment. While the parties were negotiating a resolution, On Point filed a lawsuit seeking unspecified damages against MLC in California. The lawsuit was not served, and On Point did not inform MLC of it, but MLC found out about its existence. It is On Point Technology Systems v. MLC Group, Inc., Superior Ct. Cal., San Diego County No. 724305. Further negotiations have resulted in an as yet undocumented settlement agreement in which, in exchange for mutual release, On Point pays MLC $50,000 and provides 20,000 stock options in full settlement. We expect this settlement to be finalized shortly.

2. MLC Group leased approximately $1.9 million of equipment and sold approximately $500,000 of equipment to Allegheny Health Education and Research Foundation ("AHERF"), a Pennsylvania hospital group which has gone into bankruptcy in the Western District of Pennsylvania. The court has entered an order requiring AHERF to make the agreed lease payments. Tenet Healthcare Systems has agreed to purchase the hospitals, and MLC has a tentative agreement to sell $1.4MM of its leased assets to Tenet for $1.1 million.

 3. United Federal Leasing, Inc. ("United") (formerly MLC Federal, Inc.), was assignee of a lease by EMC Corporation ("EMC") to the U.S. Department of Veterans Affairs ("VA"), and it acquired the associated equipment. Under the non-recourse loan agreements with Citizens Bank, the Company guaranteed the performance of United. The VA had various rights to end the lease early, and through a contractual agreement, United and EMC allocated these various risks, with EMC taking the risk of a discontinuance under ss. I.4.1. of the VA contract. VA discontinued under this clause. EMC notified United of this action and to remove the equipment. EMC later changed its position and asserted a claim to the equipment, and it has refused to pay the amounts due (approximately $2.9 million) it is obliged for under the agreement. In the meantime, MLC had sold the equipment for approximately $600,000 after purchasing it from United. The equipment is subject to a security interest of United's lender, Citizens Bank, and MLC has guaranteed United's obligations to the bank. United has sued EMC in the U.S. District Court for the Eastern District of Virginia. Based on its previous arguments, EMC can be expected to counterclaim against United for the equipment value (it claims the value is $1.3 million). Counsel for United and MLC is of the opinion (a) that EMC is obliged to pay the $2.9 million plus 18%/year interest and (b) EMC's claim to the equipment value is spurious. If the latter is in error and the court decides in favor of EMC, the primary loser would be Citizens Bank, whose financing of United was non-recourse. Citizens Bank, however, would then have a valid claim against MLC to disgorge the approximately $600,000 it made on sale of the equipment, since the equipment was subject to the Bank's security interest. Citizens Bank would also be obligated to return approximately $1.4MM that MLC had advanced to the Bank.

4. MLC and Hitachi Data Systems ("HDS") entered into a transaction for MLC to buy an off-lease computer systems from HDS, which was coming from Bell Atlantic. HDS' deal with Bell Atlantic fell apart and HDS told MLC that HDS could not deliver. As a result, MLC unwound a downstream transaction at no loss, but it lost profit of approximately $150,000. HDS has refused MLC's effort at settlement, so MLC plans to sue HDS in U.S. District Court for the Eastern District of Virginia for lost profits of $150,000.

MLC Group, Inc. is appealing a sales tax assessment of $247,219.68 including penalties and interest in the Commonwealth of Pennsylvania relating to the termination of certain leases in 1997. The Company had received the tax refund from the Pennsylvania Board of Appeals which was subsequently reversed upon a sales tax audit.

6. MLC leased approximately $3.5 Million of equipment to PHP Healthcare, Inc. ("PHP"). All but approximately $300,000 is subject to non-recourse financing with lenders. PHP supplied most of the equipment to its subsidiary, PHE, which used it in servicing PHE's contract with HIP of New Jersey, a HMO, in providing medical care to HIP subscribers. HIP has been placed in a rehabilitation proceeding in New Jersey under the Middlesex, New Jersey Superior court, and that court has issued an order seizing the PHE facilities, including the assets located in them, as well as terminating the PHE-HIP contract. PHP and PHE have filed Chapter 11 proceedings in U.S. Bankruptcy Court, Delaware. MLC is filing motions in the bankruptcy court to require PHP to assume or reject the lease and to pay rents and, in the New Jersey Superior court to require the HIP rehabilitator to pay for the seized equipment.

7. MLC leased approximately $100,000 of equipment to CRIIMI Mae, which, in October, 1998 filed a Chapter 11 proceeding in the U.S. Bankruptcy court in Maryland. MLC is filing a motion to assume or reject the lease and to require payment of rents.

Section 3.5   Changes to Financial Statements
- -----------   -------------------------------
None.

The MLC Group, Inc. leased approximately $3.2MM of equipment to PHP Healthcare which filed for bankruptcy subsequent to the 9/30/98 financial statements. The Company estimates that the total exposure to the credit and residual value is approximately $500,000, and the amount of the ultimate credit loss and impairment to residual value cannot be determined at this time.

Section 3.7    Contested Taxes
- -----------    ---------------

MLC Group, Inc. has not filed certain property tax filings on behalf of its lessees although it may have the obligation to do so in certain cases. Since the leases are triple net leases, MLC may only be responsible for penalties, if such penalties are not reimbursable under the leases. To date, MLC has paid a nominal amount of penalties, but MLC is aware of certain leases which it may owe penalties on. The MLC in good faith reasonably believes that such penalties, if assessed, would not be in excess of $100,000 or cause a Material Adverse Effect.

MLC is appealing a sales tax assessment of $247,219.68 including penalties and interest in the Commonwealth of Pennsylvania relating to the termination of certain leases in 1997. The MLC had received the tax refund from the Pennsylvania Board of Appeals which was subsequently reversed upon a sales tax audit.

Section 3.12    Subsidiaries and Investments in Other Persons
- ------------    ---------------------------------------------

The following are wholly owned subsidiaries of MLC Holdings, Inc.:

MLC Group, Inc.                       Virginia
MLC Network Solutions, Inc.           Delaware
MLC Capital, Inc.                     Virginia
MLC Federal, Inc.                     Virginia
Educational Computer Concepts, Inc.   Pennsylvania
PC Plus, Inc.                         Virginia

MLC/GATX Leasing Corporation (Colorado) is owned 50% by GATX and 50% by MLC Group, Inc. It is expected that the ownership of this company will be transferred at par to GATX in the immediate future.

MLC Leasing S.A. DE C.V. ESTATUTS (Mexico) is owned 1/50,000 by MLC Network Solutions, Inc. and 49,999/50,000 by MLC Group, Inc.


Affiliates

MLC/GATX Limited Partnership I      Colorado
MLC/CLC LLC*                        Virginia

*for the purposes of this agreement, MLC/CLC LLC may be considered a subsidiary.

Section 3.13      Additional Permitted Liens

The following lenders/beneficiaries have either blanket liens or guarantees of MLC Holdings as specified:

- -------------------------------------------------------------------------------------------------------------------------------

Amount       Lender/Beneficiary     Guaranteed Party             Guarantor           Blanket Lien           Purpose
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

 $1,750,000  Deutsche Financial,    MLC Network Solutions, Inc.  MLC Holdings, Inc.  Against MLC Network    Floor planning
             Inc.                                                                    Solutions, Inc.
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

$300,000     IBM Credit             MLC Network Solutions, Inc.  MLC Holdings, Inc.  Against MLC Network    Floor planning
             Corporation                                                             Solutions, Inc.
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

$100,000     Deutsche Financial,    Educational Computer        MLC Holdings, Inc.   Against Educational    Floor planning
             Inc.                   Concepts, Inc.                                   Computer Concepts, Inc.
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

$1,000,000   IBM Credit             Educational Computer       MLC Holdings, Inc.    Against Educational    Floor planning
             Corporation            Concepts                                         Computer Concepts, Inc.
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

$1,500,000   Finova Distribution    Educational Computer ConceptsMLC Holdings, Inc.  Against Educational    Floor planning
             Finance                                                                 Computer Concepts, Inc.
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

$2,500,000   PNC Bank, N.A.         Educational Computer ConceptsMLC Holdings, Inc.  Against Educational    A/R financing
                                                                                     Computer Concepts, Inc.
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Up to        NationsCredit          PC Plus, Inc.                None.               Against PC Plus, Inc.  Combination floor
$8,000,000   Distribution Finance,                                                                          planning and A/R
             Inc.                                                                                           financing.
- -------------------------------------------------------------------------------------------------------------------------------


The Company is party to an Intercreditor Agreement between CoreStates Bank, N.A. and Heller Financial, Inc.

                                                                      SCHEDULE 2

                       Applicable Margins, Commitment Fee





         Base Rate Applicable Margin                 None

         LIBO Rate Applicable Margin                 150 basis points

         Commitment Fee                              12.5 basis points


                                       1